UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
WHITE ELECTRONIC DESIGNS CORPORATION
(Name of Registrant as Specified In Its Charter)
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WHITE ELECTRONIC DESIGNS CORPORATION
3601 East University Drive
Phoenix, Arizona 85034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on March 9, 2010

To the Shareholders of White Electronic Designs Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of White Electronic Designs Corporation, an Indiana corporation (the “Corporation”), will be held at the headquarters of the Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 9, 2010, at 11:00 A.M., Mountain Standard Time, for the following purposes:

1.	To elect seven directors of the Corporation;

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 30, 2010;

3.	To approve the White Electronic Designs Corporation 2010 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 13, 2010 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof. This Proxy Statement was first mailed to shareholders on or about January 26, 2010. We cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors,

ROGER A. DERSE
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON MARCH 9, 2010:

The Corporation’s Proxy Statement for the 2010 Annual Meeting of Shareholders and its Annual Report to Shareholders for the fiscal year ended September 30, 2009 are available at http://investor.whiteedc.com/financials.cfm.

YOUR VOTE IS IMPORTANT!

YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

WHITE ELECTRONIC DESIGNS CORPORATION
3601 E University Drive
Phoenix, Arizona 85034

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
March 9, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of White Electronic Designs Corporation, an Indiana corporation (the “Corporation”), to be used at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”), to be held at the offices of the Corporation, 3601 East University Drive, Phoenix, Arizona 85034, on March 9, 2010, at 11:00 A.M., Mountain Standard Time, and at any adjournments of the Annual Meeting, as described in the accompanying Notice of Annual Meeting. These proxy materials were first mailed on or about January 26, 2010 to all of the Corporation’s shareholders entitled to vote at the Annual Meeting.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited on behalf of the Board and which will be voted as you direct on your proxy when properly completed. In the event that no directions are specified, such proxies will be voted:

•	FOR the nominees of the Board (Proposal 1);

•	FOR the ratification of the Corporation’s independent registered public accounting firm (Proposal 2);

•	FOR the approval of the White Electronic Designs Corporation 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”) (Proposal 3); and

•	In the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting.

VOTING RIGHTS AND SOLICITATION

Voting

The Board has fixed the close of business on January 13, 2010 as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 23,305,272 outstanding shares of the Corporation’s common stock, stated value $0.10 per share (“Common Stock”). Each shareholder of record on January 13, 2010 is entitled to one vote for each share of Common Stock held by such shareholder on that date. A majority of the outstanding shares of the Common Stock must be present or represented by proxy at the Annual Meeting in order to have a quorum.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting. The Inspector of Elections will determine whether or not a quorum is present and will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters. As discussed in more detail below, we believe the following proposals will be considered non-routine and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 1 (Election of Directors) and Proposal No. 3 (Approval of the 2010 Stock Incentive Plan). Broker non-votes will not be counted as either votes for or against such matter, but will be counted for purposes of determining a quorum. Accordingly, abstentions and broker non-votes will have no effect on any matter voted upon at the Annual Meeting, other than being counted for purposes of establishing a quorum.

Election of Directors

Directors of the Corporation are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote. A plurality means the director nominees receiving the most votes in their favor at the Annual Meeting will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of a director.

As you may know, recent changes to exchange rules eliminated broker discretionary voting with respect to the election of directors. Therefore, unlike in prior years, your broker is not able to vote on your behalf in any director election without specific voting instructions from you. Accordingly, we encourage you to vote your shares in the election of directors before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm, the votes cast in favor of the appointment must exceed the votes cast in opposition. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention will not be counted as votes cast. Therefore, abstentions will have no effect on the ratification of the appointment of KPMG as our independent registered public accounting firm.

Approval of the 2010 Stock Incentive Plan

The proposal to approve the 2010 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast for or against the proposal. Similar to ratification of the appointment of the independent registered public accounting firm, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have no effect on the approval of the 2010 Stock Incentive Plan.

Methods of Voting

All shareholders of record may vote by sending their proxy cards by mail, by telephone, via the Internet or in person by attending the Annual Meeting. Shareholders who hold their shares through a bank or broker may vote by telephone or via the Internet if their bank or broker offers those options.

•	By Mail: Shareholders of record may complete, sign, date and return their proxy cards in the pre-paid envelope provided. If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

•	By Telephone or Internet: Shareholders of record may vote by using the toll-free number or via the Internet at the website address listed on the proxy card. Please see your proxy card for specific instructions. If you vote by telephone or the Internet, please DO NOT mail your proxy card.

•	At the Annual Meeting: Shareholders of record may vote in person. We will give you a ballot at the meeting. However, shareholders who own their common shares in street name are not able to vote at the Annual Meeting unless they have a Proxy executed in their favor from the holder of record of their shares. Directions to attend the Annual Meeting at our corporate headquarters are available at www.whiteedc.com/directions.html.

Proxies

An executed proxy may be revoked at any time before it is voted by (i) delivering written notice to the Secretary of the Corporation prior to the start of the Annual Meeting, (ii) duly executing and delivering a proxy bearing a later date, (iii) simply voting again at a later date prior to the start of the Annual Meeting using the same telephone or internet procedures, or (iv) attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may use the services of some of its officers and regular employees to solicit proxies personally and by telephone. Our officers and employees will receive no additional compensation for performing these services. The Corporation also will use its stock transfer agent, American Stock Transfer and Trust Company, LLC, to assist in the solicitation at an additional cost of approximately $10,000. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of shares that are registered in their names and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is presently comprised of seven members. All seven of the current members of the Board are nominated for election to the Board at the Annual Meeting. If elected, each director will serve in accordance with the Amended and Restated By-Laws of the Corporation until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified. Directors are elected by a plurality of the votes cast, meaning that the seven persons who receive the largest number of the votes cast for the election of directors will be elected directors, assuming there is a quorum present.

The Board has determined that each of the following directors and nominees is independent, according to the applicable rules of the Securities and Exchange Commission (“SEC”) and the listing standards of NASDAQ, which constitutes a majority of the Board of Directors: Jack A. Henry, Brian R. Kahn, Melvin L. Keating, Kenneth J. Krieg, Paul D. Quadros and Thomas J. Toy. In making its independence determinations, the Board specifically considered the following types of transactions that were not required to be disclosed under Item 404(a) of Regulation S-K: (i) engagements with two large law firms that each had a law partner who is related to a current director (although each related law partner did not perform any services for the Corporation and did not receive any compensation from the Corporation and (ii) significant ownership of the Common Stock by the Chairman of the Board and other investments by current directors.

Nominees for Election as Directors

If you sign and return your proxy card, and unless you instruct otherwise, the individuals named as proxies in the proxy card will vote your shares for the election of the following persons as directors: Gerald R. Dinkel, Jack A. Henry, Brian R. Kahn, Melvin L. Keating, Kenneth J. Krieg, Paul D. Quadros and Thomas J. Toy. Messrs. Henry, Kahn, Keating, Quadros and Toy have previously been elected to the Board by the shareholders. Messrs. Dinkel and Krieg were appointed to the Board in August and November 2009, respectively. All nominees have consented to being named as a nominee herein. The Board has no reason to believe that any of the nominees will be unavailable for election as a director. However, should any of them become unwilling or unable to accept election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person or persons as the Board may recommend.

Business Experience

Set forth below is background information concerning the nominees for election to the Board.

Name and Age	Biographical Information

Gerald R. Dinkel (63)	Gerald R. Dinkel has been our President and Chief Executive Officer since August 2009. Prior to joining the Corporation, he served as a strategic advisor to multiple firms in the global aerospace and defense market and was a member of the Board of Senior Advisors for Renaissance Strategic Advisors, a Washington, DC-based defense/space/aerospace consulting firm. From 2000 to 2007, he served as chief executive officer of Cubic Corporation’s (“Cubic”) defense-related businesses. Prior to Cubic, Mr. Dinkel had a long career at Westinghouse Electronic Systems, where he played key roles on a variety of programs, most notably the F-16 radar and the Longbow Apache weapon system, and held general management positions for Missile Systems and Logistics Systems and Services. Mr. Dinkel holds a Bachelor of Science in Electrical Engineering from Rose-Hulman Institute of Technology.

Jack A. Henry (66)	Jack A. Henry has served on our Board since January 2004 and currently serves as the Chairman of our Audit Committee. He began his career with Arthur Andersen in 1966, and in 2000 retired as the managing partner of the Phoenix office. He then formed Sierra Blanca Ventures LLC, a private investment and advisory firm. He currently serves on the boards of directors of Grand Canyon University, IA Global, Inc. and several private companies. He has previously served on the boards of directors of four other public-reporting companies. Additionally, he serves as President of the Arizona Chapter of the National Association of Corporate Directors. Mr. Henry holds a Bachelor’s degree in Business Administration and a Master’s degree in Business Administration from the University of Michigan.

Brian R. Kahn (36)	Brian R. Kahn joined our Board in February 2009 and is currently a member of the Corporate Governance and Nominating and Compensation Committees. He founded and has served as the investment manager of Caiman Partners L.P. (“Caiman”) and the managing member of the general partner of Caiman’s general partner, Caiman Capital GP, L.P., since their inception in August 2003. He founded and has served as the investment manager of Kahn Capital Management, LLC (“KCM”) since 1998. Caiman and KCM focus on public and private market investments in consumer, manufacturing and defense industries. Additionally, he serves as director of a private company. Mr. Kahn graduated cum laude and holds a Bachelor of Arts degree in Economics from Harvard University.

Melvin L. Keating (63)	Melvin L. Keating joined our Board in February 2009 and is currently a member of the Audit Committee. He served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008 and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. He was employed as a strategy consultant for Warburg Pincus Equity Partners (“Warburg”), from 1997 to 2004, providing acquisition and investment target analysis and transactional advice while also serving on the board of directors and chairing the audit committee of Price Legacy, a public REIT principally owned by Warburg. He is currently a director of LCC International Inc., (“LCC”) and serves on LCC’s audit and compensation committees and as chairperson of its finance committee. Mr. Keating holds a Bachelor of Arts degree in History of Art from Rutgers University, and a Master’s of Science degree in Accounting and Master’s of Business Administration degree in Finance from the Wharton School at the University of Pennsylvania.

Name and Age	Biographical Information

Kenneth J. Krieg (48)	The Honorable Kenneth J. Krieg joined our Board in November 2009 and is currently a member of the Compensation Committee. He currently heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies and is a Distinguished Fellow at the Center for Naval Analyses. Previously, he served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the Department of Defense’s (the “DoD”) procurement, research and development, and other major functions. Prior to his appointment as USD(AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University.

Paul D. Quadros (63)	Paul D. Quadros has served on our Board since January 2004 and currently serves as the Chairman of the Compensation Committee and is a member of the Audit Committee. Since 2001, he has been Managing Partner of Tenex Greenhouse Ventures, an early-stage venture capital fund. He is a co-founder and former Chairman of the board of directors of two NASDAQ listed companies, Corautus Genetics and Cardiac Science. He was also a co-founder of GenStar Therapeutics, which was listed on the American Stock Exchange. He served as President, Chief Executive Officer and Chief Financial Officer of GenStar from 1995 to 1998 and as Chairman and Chief Financial Officer from 1998 to 2003. He also serves as a director of several private companies. Mr. Quadros holds a Bachelor of Arts degree in Finance from California State University, Fullerton and a Master’s degree in Business Administration from the UCLA Anderson School of Management.

Thomas J. Toy (54)	Thomas J. Toy has served on our Board since October 1998, and currently serves as the Chairman of our Corporate Governance and Nominating Committee. He is Managing Director of PacRim Venture Partners, a venture capital firm he co-founded in 1999, and a partner at SmartForest Ventures, also a venture capital firm. Previously, he was a partner at Technology Funding, a venture capital firm he worked for from 1987 to 1999. He also serves as Chairman of the board of directors of UTStarcom, Inc., a NASDAQ listed manufacturer of wireless communications equipment, a director of Solarfun Power Holdings Co., Ltd., a NASDAQ listed producer of solar energy cells and modules, as well as a director of several private companies. Mr. Toy holds a Bachelor of Arts degree and a Master’s degree in Management from Northwestern University.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF THE CORPORATION.

Meetings and Committees of the Board

The Board met 13 times during fiscal 2009. Each then current director of the Corporation attended at least 75 percent of the total number of meetings of the Board and each committee on which each director served during fiscal 2009. While the Corporation has no formal policy regarding Board attendance at the annual meeting of shareholders, historically a Board meeting is scheduled for the same day and all members have attended the annual meeting of shareholders. All then current members of the Board were present at the 2009 Annual Meeting of Shareholders. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In fiscal 2008, two special committees were formed and delegated to by the Board. The Operations Review Committee was created following the resignation of our former Chief Executive Officer (“CEO”) and the Interim Office of the President reported to this committee. Upon the hiring of our CEO, Gerald R. Dinkel, in August 2009, the committee was disbanded.

In addition, the Strategic Alternatives Committee was formed to evaluate all possible strategic alternatives for the Corporation. After careful consideration of the available alternatives, the Board, upon unanimous recommendation of the Strategic Alternatives Committee, determined that shareholders’ interest would be best served by continuing to operate as a stand-alone entity. Upon conclusion of the review process in June 2009, the Strategic Alternatives Committee was disbanded.

During fiscal 2009, the Audit Committee consisted of Jack A. Henry (Chairman), Paul D. Quadros, Thomas J. Toy and Melvin L. Keating. Melvin L. Keating joined the Audit Committee in February 2009 and replaced Thomas J. Toy, who served until that time. The Audit Committee met four times during fiscal 2009. The Board has determined that each member of the Audit Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations, and each member also possesses the financial literacy requirements as set forth under NASDAQ listing standards. In addition, Jack A. Henry and Paul D. Quadros serve as the Audit Committee financial experts, as defined by SEC regulations, and possess the other financial sophistication requirements expected of such financial experts under the NASDAQ listing standards. The Audit Committee report is set forth below under the heading “Audit Committee Report.”

The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Corporation in accounting for and reporting its financial results of operations, and for selecting and meeting with the Corporation’s independent registered public accounting firm. In particular, the Audit Committee serves to assist the Board in its oversight of (i) the integrity of the Corporation’s financial statements, accounting and financial reporting, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s independent auditor, (iv) the performance of the Corporation’s internal reporting and audit functions and (v) the Corporation’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee operates under a written Audit Committee Charter adopted by the Board. A copy of the Charter is available on our website at www.whiteedc.com.

During fiscal 2009, the Compensation Committee consisted of Paul D. Quadros (Chairman), Brian R. Kahn, Thomas M. Reahard and Jack A. Henry. Mr. Kahn joined in February 2009. Mr. Reahard resigned from the Board and the Compensation Committee in August 2009. The Compensation Committee met 13 times during fiscal 2009. The higher activity level was primarily due to the negotiation surrounding the hiring of the CEO. The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Corporation’s executive officers and for administering all of the Corporation’s stock plans. The Compensation Committee also reviews the performance of the Corporation’s executive management in achieving corporate goals and objectives and seeks to ensure that executive management members are compensated appropriately in a manner consistent with the Corporation’s business strategies, competitive practices and the requirements of applicable regulatory authorities. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the Named Executive Officers. Such consultants have been engaged in prior years; however, no consultant was utilized during fiscal 2009. The report of the Compensation Committee is set forth below under the heading “Compensation Committee Report.” The Board has determined that each member of the Compensation Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations. The Compensation Committee operates under a written Charter which is available on our website at www.whiteedc.com.

During fiscal 2009, the Corporate Governance and Nominating Committee consisted of Thomas J. Toy (Chairman), Brian R. Kahn, Thomas M. Reahard, Jack A. Henry and Edward A. White. Mr. Kahn joined in February 2009 and Mr. Henry replaced Mr. White in July 2009. Mr. White resigned from the Board in June 2009 and Mr. Reahard resigned from the Board in August 2009. The Corporate Governance and Nominating Committee met five times during fiscal year 2009. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent as defined under applicable NASDAQ listing standards and SEC rules and regulations. The Corporate Governance and Nominating Committee is responsible for (i) identifying qualified individuals to become members of the Board and recommending Board nominees and nominees for each of the

Board’s committees, (ii) recommending to the Board corporate governance principles and practices, and (iii) leading the Board in an annual review of its performance and the performance of the Board’s committees. The Corporate Governance and Nominating Committee will consider director nominee recommendations by shareholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Corporation in accordance with the manner described for shareholder nominations under the heading “Shareholder Proposals for 2011 Annual Meeting.” To be considered by the Corporate Governance and Nominating Committee, each nominee, whether submitted by a shareholder or the Corporate Governance and Nominating Committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Corporation’s business in such areas (among others) as manufacturing, microelectronics technology, military, research and development, finance or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend and participate in all Board and applicable Board committee meetings, as well as the annual meeting of shareholders, and must not have any conflicts of interest with the Corporation. The Corporate Governance and Nominating Committee will also require a certain number of director nominees to be independent as defined under the NASDAQ listing standards, and that at least one member of the Audit Committee be a financial expert. The Corporate Governance and Nominating Committee will seek recommendations from outside legal, accounting and other advisors in order to locate qualified nominees. All nominees, whether submitted by a shareholder or the Corporate Governance and Nominating Committee, will be evaluated in the same manner by the Corporate Governance and Nominating Committee, based upon their qualifications, experience, interpersonal and other relevant skills. The Corporate Governance and Nominating Committee operates under a written Charter which is available on our website at www.whiteedc.com.

The Operations Review Committee consisted of Edward A. White (Chairman), Jack A. Henry, Melvin L. Keating and Thomas M. Reahard. Mr. Keating joined in February 2009. The Operations Review Committee met 11 times during fiscal year 2009. The Interim Office of the President reported to this committee. It was disbanded in August 2009 when the Board appointed our new President and CEO, Gerald R. Dinkel.

The Strategic Alternatives Committee consisted of Brian R. Kahn, Thomas J. Toy and Paul D. Quadros. Mr. Kahn joined in February 2009. This special committee met 84 times during fiscal year 2009. The Strategic Alternatives Committee gave due consideration and deliberation with respect to all opportunities that were available to the Corporation with the goal of identifying what it believed to be the best strategy for the Corporation. The process involved a thorough review of strategic alternatives, including the Corporation continuing as an independent public company, merging with or acquiring another public or private defense electronics company, or being acquired by a strategic or financial investor. As discussed above, the review of strategic alternatives concluded in June 2009 and the committee was disbanded.

Director Compensation

During fiscal 2009, each of the directors of the Corporation who were not also officers of the Corporation were paid (i) $8,000 per quarter, (ii) meeting fees ranging from $500 to $1,250 per meeting depending on length and (iii) reimbursements for related travel expenses. Additional retainers were paid to directors acting as Chairman, Vice Chairman, Lead Director, committee chairs and committee members.

As Vice Chairman of the Board and a member of the Compensation and Corporate Governance and Nominating Committees, Mr. White received an additional $7,000 per quarter. Effective March 2009 and until his resignation from the Board in June 2009, as Chairman of the Board and a member of the Compensation and Corporate Governance and Nominating Committees, Mr. White received an additional $45,000 per quarter.

Effective March 2009, as a member of the Compensation and Corporate Governance and Nominating Committees, Mr. Kahn received an additional $500 per quarter. Effective July 2009, Mr. Kahn was elected Chairman of the Board and, while still serving as a member of the Compensation and Corporate Governance and Nominating Committees, began receiving an additional $12,000 per quarter.

As Lead Director and a member of the Compensation and Corporate Governance and Nominating Committees, Mr. Reahard received an additional $3,000 per quarter. Effective July 2009 and until his resignation from the

Board in August 2009, Mr. Reahard received an additional $500 per quarter as a member of the Corporate Governance and Nominating Committee.

As Audit Committee Chairman, Mr. Henry received an additional $3,750 per quarter. Effective July 2009 upon joining the Compensation Committee, Mr. Henry received an additional $4,250 per quarter as Audit Committee Chairman and a member of the Compensation Committee.

As Compensation Committee Chairman and a member of the Audit Committee, Mr. Quadros received an additional $3,000 per quarter.

As Corporate Governance and Nominating Committee Chairman and a member of the Audit Committee, Mr. Toy received an additional $1,000 per quarter. Effective July 2009, Mr. Toy received an additional $1,500 per quarter as Corporate Governance and Nominating Committee Chairman. Prior to July 2009, the Corporate Governance and Nominating Committee Chairman received no additional compensation.

As a member of the Audit Committee, Mr. Keating received an additional $1,000 per quarter.

COMPENSATION OF DIRECTORS

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name(1)	($)(2)	($)(3)	($)	($)	($)	($)	($)

Jack A. Henry	78,250	38,614	—	—	—	—	116,864
Brian R. Kahn	48,500	17,238	—	—	—	—	65,738
Melvin L. Keating	40,250	17,238	—	—	—	—	57,488
Paul D. Quadros	98,250	38,614	—	—	—	—	136,864
Thomas M. Reahard	68,000	18,911	—	—	—	—	86,911
Thomas J. Toy	81,250	38,614	—	—	—	—	119,864
Edward A. White(4)	325,650	81,235	—	—	—	—	406,885

(1)	Gerald R. Dinkel is a Named Executive Officer and his compensation is set forth below in the Summary Compensation Table. Mr. Dinkel did not receive any additional compensation in connection with his service as a director.

(2)	This column includes quarterly retainer, board and committee meeting fees paid during fiscal 2009.

(3)	This column reflects the compensation cost recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009 of restricted stock awards issued pursuant to the 2006 Director Restricted Stock Plan, including amounts from stock awards granted prior to fiscal 2009. For stock awards, fair value is calculated using the closing price on the grant date as if these awards were vested on the grant date. This fair value is then expensed over the vesting period. The amounts shown disregard estimated forfeitures related to service-based vesting conditions. Mr. Reahard forfeited 15,000 restricted stock units (“RSUs”) during the fiscal year. Messrs. Kahn and Keating each received a grant of 15,000 RSUs on February 9, 2009 upon election to the Board, the grant date fair value of which was $60,150 for each grant. The grant date fair value of the 7,500 shares granted on May 7, 2009 to each non-employee director re-elected on that date was $33,000 for each grant. For information regarding the number of stock awards held by each non-employee director as of September 30, 2009, see the column “Restricted Stock Outstanding” in the table below. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

(4)	Fees earned or paid in cash to Mr. White included $175,400 representing a repurchase of options, certain remaining Board retainer fees and other transition expenses in connection with his severance agreement. Compensation expense associated with stock awards granted to Mr. White includes approximately $51,000 resulting from the accelerated vesting of 15,000 RSUs pursuant to his severance agreement.

Each of the below non-employee directors owned the following number of stock options and restricted shares as of September 30, 2009.

	Stock Options	Restricted Stock
Non-Employee Director	Outstanding	Units Outstanding

Jack A. Henry	45,000	15,000
Brian R. Kahn	—	22,500
Melvin L. Keating	—	22,500
Paul D. Quadros	45,000	15,000
Thomas M. Reahard	95,000	—
Thomas J. Toy	78,200	15,000

Under the White Electronic Designs Corporation 2006 Director Restricted Stock Plan, each of the non-employee directors receives a grant of 15,000 shares upon being elected to the Board and an annual grant of 7,500 shares at the annual meeting of shareholders that vest ratably over a three-year period. The Corporation values these shares using the intrinsic method. The 30,000 shares granted on February 9, 2009 were valued at $4.01 per share and the 52,500 shares granted on May 7, 2009 were valued at $4.40 per share, the closing prices of our stock on the respective grant dates. The 37,500 shares granted on March 6, 2008 were valued at $4.00 per share and the 37,500 shares granted on March 7, 2007 were valued at $6.76 per share, the closing prices of our stock on those respective grant dates.

Shareholder Communications with the Board

The Board allows shareholders to send communications directly to the Board through its Corporate Governance and Nominating Committee, which is chaired by an independent director. All such communications, except those related to shareholder proposals discussed under the heading “Shareholder Proposals for 2011 Annual Meeting,” must be sent to the Chairman of the Corporate Governance and Nominating Committee at the Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

Effective December 29, 2009, the Audit Committee selected and appointed the firm of KPMG to be the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 30, 2010. Grant Thornton LLP (“Grant Thornton”) served as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ended September 30, 2009. Although not required to do so, the Board is submitting the appointment of KPMG for ratification by shareholders in order to ascertain the views of the shareholders. If the appointment is not ratified, the Board will consider, but not necessarily select, other auditors. Even if the appointment is ratified, the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the Corporation’s best interest and the best interest of our shareholders. Ratification of KPMG requires approval by vote of a majority of the shares of Common Stock that are cast with respect to Proposal 2.

The Audit Committee dismissed Grant Thornton effective December 29, 2009. Grant Thornton audited the Corporation’s consolidated financial statements for the two most recent fiscal years ended September 30, 2009 and September 27, 2008. During Grant Thornton’s engagement by the Corporation for the Corporation’s two most recent fiscal years and the subsequent interim period through December 29, 2009:

•	Grant Thornton’s audit reports on the consolidated financial statements of the Corporation and its subsidiaries as of and for the years ended September 30, 2009 and September 27, 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles;

•	The Corporation did not have any disagreements (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make a reference to the subject matter of the disagreements in connection with its reports; and

•	There were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Corporation provided Grant Thornton with a copy of the disclosure related to their dismissal and requested that Grant Thornton furnish the Corporation with a letter addressed to the SEC stating whether it agrees with the statements by the Corporation and, if not, stating the respects in which it does not agree. A copy of such letter provided by Grant Thornton was filed as Exhibit 16.1 to the Current Report on Form 8-K/A filed on January 7, 2010 with respect to Grant Thornton’s dismissal.

During the fiscal years ended September 30, 2009 and September 27, 2008 and the subsequent interim period through December 29, 2009, neither the Corporation nor anyone associated with the Corporation consulted with KPMG regarding any of the matters set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders. KPMG has advised the Corporation that no member of that firm has any financial interest, either direct or indirect, in the Corporation or its subsidiaries, and it has had no connection with the Corporation or its subsidiaries in any capacity other than that of independent registered public accountants. Representatives of Grant Thornton will not be present at the Annual Meeting.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE
“FOR” RATIFICATION OF THE ENGAGEMENT OF KPMG AS THE
CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF THE WHITE ELECTRONIC DESIGNS CORPORATION
2010 STOCK INCENTIVE PLAN

General

As discussed in more detail in the Compensation Discussion and Analysis of this Proxy Statement, the Corporation maintains an executive compensation program consisting of the following primary elements: base salary, cash bonus compensation, equity incentives, change in control and severance compensation and fringe benefits. In recent years, the Corporation has implemented its equity compensation element through grants of stock options, restricted stock units and performance shares under the White Electronic Designs Corporation 1994 Flexible Stock Plan, the White Electronic Designs Corporation 2006 Director Restricted Stock Plan, and the White Electronic Designs Corporation 2000 Broad Based Plan (collectively, the “Equity Compensation Plans”). The current Equity Compensation Plans will govern prior awards until all awards granted under such plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

In order (i) to consolidate and make uniform the terms and conditions of the Corporation’s Equity Compensation Plans, and (ii) to increase the number of shares available to the Board in connection with awards to management and non-employee directors, the Compensation Committee recommended to the Board that the Corporation replace the Equity Compensation Plans with a single stock incentive plan. On January 25, 2010, the Board adopted, subject to shareholder approval, the 2010 Stock Incentive Plan. The 2010 Stock Incentive Plan is designed to replace the Equity Compensation Plans and provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights (“SARs”), stock grant awards and automatic restricted stock grants for employees, officers, consultants and non-employee directors. The 2010 Stock Incentive Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

If the shareholders do not approve the 2010 Stock Incentive Plan, the current Equity Compensation Plans will remain in place without any additional shares.

The summary of the material terms of the 2010 Stock Incentive Plan is set forth below. The summary is qualified by reference to the full text of the 2010 Stock Incentive Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used but not defined have the meaning given to such term in the 2010 Stock Incentive Plan.

Summary of 2010 Stock Incentive Plan Features

Purpose

The Board believes that the 2010 Stock Incentive Plan will promote the success and enhance the long-term growth of the Corporation by aligning, in part, the interests of the employees, officers and non-employee directors of, and consultants to, the Corporation to those of Corporation shareholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for Corporation shareholders. The Board also believes that the flexible terms and conditions of the 2010 Stock Incentive Plan, which permit the Board and its Compensation Committee to grant various forms of equity awards with a variety of terms and conditions, allows the Board to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Corporation’s operation is largely dependent.

Administration

The 2010 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least three (3) members of the Board. Each Compensation Committee member must be (i) a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (“Exchange Act”) if required to meet the conditions of exemption for awards under the 2010 Stock Incentive Plan from Section 16(b) of the Exchange Act and (ii) an “outside director” as defined in Section 162(m) of the Code. The Compensation Committee, by majority action, is authorized to interpret the 2010 Stock Incentive Plan, to prescribe, amend, and rescind rules and regulations relating to the 2010 Stock Incentive Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Corporation, and to make all other determinations necessary for the administration of the 2010 Stock Incentive Plan, to the extent they are not contrary to express provisions of the 2010 Stock Incentive Plan.

The Compensation Committee will have the authority, to determine (i) the participants who are entitled to receive awards under the 2010 Stock Incentive Plan; (ii) the types of awards; (iii) the times when awards shall be granted; (iv) the number of awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to awards; (viii) the form of each award agreement; (ix) the other terms and provisions of any award; and (x) the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines. The Compensation Committee will not have the authority to accelerate the vesting or waive the forfeiture of any performance-based awards (as described below). Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.

Stock Subject to the 2010 Stock Incentive Plan

The aggregate number of shares of stock reserved and available for grant pursuant to the 2010 Stock Incentive Plan is 2,000,000 plus the sum of the following: (i) the number of shares of stock remaining available for grant pursuant to the Equity Compensation Plans as of the date the 2010 Stock Incentive Plan is approved by the

Corporation’s shareholders (the “Effective Date”); and (ii) the number of shares of stock that were previously granted pursuant to the Equity Compensation Plans and that either terminate, expire, or lapse for any reason after the Effective Date. Notwithstanding the above, the maximum number of shares of stock that may be issued as incentive stock options under the 2010 Stock Incentive Plan shall be 1,000,000. Shares sold under the 2010 Stock Incentive Plan may consist of authorized and unissued stock, treasury stock, or stock purchased on the open market. The amount of stock reserved for grants pursuant to the 2010 Stock Incentive Plan is subject to adjustment in the event of certain changes in capital structure.

Subject to the express provisions of the 2010 Stock Incentive Plan, if any award granted under the 2010 Stock Incentive Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award will again be stock available for the grant of an award under the 2010 Stock Incentive Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the 2010 Stock Incentive Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2010 Stock Incentive Plan.

The maximum number of shares of stock that may be granted to any one participant, who is a covered employee, during any fiscal year with respect to one or more awards, shall be 400,000 shares.

Eligibility

All employees, officers, non-employee directors of, and consultants to, the Corporation are eligible to participate in the 2010 Stock Incentive Plan. As of January 26, 2010, there were approximately 251 employees eligible to participate in the 2010 Stock Incentive Plan.

Awards Available Under the 2010 Stock Incentive Plan

Because the Board wishes to have the most flexibility over the life of the plan, the following types of awards may be granted pursuant to the 2010 Stock Incentive Plan: incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, SARs, and stock grant awards. As of the time of the finalization of the Proxy Statement, no determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2010 Stock Incentive Plan.

Stock Options.  As mentioned above, the Compensation Committee may grant, among other things, incentive stock options and nonqualified stock options under the 2010 Stock Incentive Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2010 Stock Incentive Plan will be at least 100% of the fair market value of the Common Stock on the date granted. Stock options may be exercised as determined by the Compensation Committee, but no option may be exercised more than ten (10) years from the date of grant. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase.

Restricted Stock Rights.  The Compensation Committee may also grant restricted stock rights awards under the 2010 Stock Incentive Plan. A restricted stock right award gives the participant the right to receive Common Stock or a cash payment equal to the fair market value (determined as of a specified date) in the future. Shares of Common Stock are not issued under the award until specified restrictions lapse. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee. As a general rule, if a participant terminates employment at a time when the restricted stock rights are subject to restrictions, the participant forfeits the unvested restricted stock rights. The Compensation Committee may, in its discretion, waive the restrictions in whole or in part if a participant’s termination is the result of a specified cause or in other cases determined by the Compensation Committee. Participants holding restricted stock rights have no voting rights with respect to the shares of stock subject to their restricted stock rights award.

Restricted Stock.  The Compensation Committee may also grant restricted stock under the 2010 Stock Incentive Plan. A restricted stock award gives the participant the right to receive a specified number of shares of Common Stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee. As a general rule, if the participant terminates employment during the restriction period, the unvested restricted stock is forfeited. The Compensation Committee may waive the restrictions or forfeiture conditions on restricted stock in whole or in part when the participant’s termination results from specified causes or under other circumstances as determined by the Compensation Committee.

Performance Shares.  The Compensation Committee may also grant performance share awards under the 2010 Stock Incentive Plan. A performance share award gives the participant the right to receive Common Stock if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units.  The Compensation Committee may also grant performance share unit awards under the 2010 Stock Incentive Plan. A performance share unit award gives the participant the right to receive Common Stock, a cash payment or a combination of stock and cash, if the participant achieves the performance goals specified by the Compensation Committee during a performance period specified by the Compensation Committee. Each performance share unit will have a value determined by the Compensation Committee at the time of grant.

Performance Cash Awards.  The Compensation Committee may also grant performance cash awards under the 2010 Stock Incentive Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance goals are satisfied during a performance period specified by the Compensation Committee.

Stock Appreciation Rights.  The Compensation Committee may also grant SARs under the 2010 Stock Incentive Plan. A SAR gives the participant the right to share in the appreciation in value of one share of Common Stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the price fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share of Common Stock on the grant date. Payment for SARs shall be made in stock. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves, provided that no SAR may be exercised more than ten (10) years following the grant date.

Stock Grant Awards.  The Compensation Committee may grant stock awards under the 2010 Stock Incentive Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Performance-Based Awards.  When the Compensation Committee grants restricted stock, restricted stock rights, performance shares, performance share units, performance cash awards and stock grant awards it may designate the award as a “performance-based award.” Options and SARs granted pursuant to the 2010 Stock Incentive Plan should, by their terms, qualify as performance-based awards. Performance-based awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees” as that term is defined in Section 162(m) of the Code. Therefore, only covered employees are eligible to receive awards that are designated as performance-based awards. The Compensation Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception to Section 162(m) of the Code.

A “covered employee” is only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); free cash flow; net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total shareholder return; improvement in or attainment of expense levels; cost containment or reduction; improvement in or attainment of working capital levels; budget achievement; improvement in or attainment of market share levels; production costs; project milestones; capacity utilization; plant and equipment performance; operating efficiency; diversity; debt; dividends; improvement in or attainment of objective corporate governance goals; contract awards; new product invention or innovation; attainment of research and development milestones; attainment of health and safety goals (including environmental health and safety goals); reductions in inventory; and attainment or improvement in objective customer indicators.

With respect to any performance-based award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Compensation Committee has the discretion to select the length of the performance period, the type of performance-based awards to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Corporation, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Compensation Committee has the discretion to decrease the amount of compensation payable pursuant to any performance-based award but may not increase the compensation payable pursuant to any performance-based award.

The maximum amount of any performance-based award that may be granted to a covered employee during any performance period is 400,000 shares of Common Stock.

Automatic Restricted Stock Grants for Non-Employee Directors

The Compensation Committee will grant to each individual who, on or after the Effective Date, first becomes a non-employee director, a restricted stock award for 15,000 shares of restricted stock. Unless otherwise determined by the Compensation Committee, on the day of the Annual Meeting and on each annual meeting date thereafter, each individual who is a non-employee director will receive a restricted stock award for 7,500 shares of restricted stock. As a general rule, the restrictions will lapse over a three year period as follows: (i) on the first anniversary of the Grant Date, 33.3%; (ii) on the second anniversary of the Grant Date, 33.3%; and (iii) on the third anniversary of the Grant Date, the final 33.4%. Unless otherwise provided for by the Board, if a non-employee director ceases to be a director of the Corporation for any reason, the shares will expire and will be returned to the Corporation without any consideration to the extent that the restrictions on such shares have not lapsed.

Restrictions

The Compensation Committee may impose such restrictions on any awards under the 2010 Stock Incentive Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Common Stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control

Except as otherwise provided in an award agreement or a participant’s employment or other agreement with the Corporation, upon the closing of a transaction that results in a Change in Control (as that term is defined in the 2010 Stock Incentive Plan), the Board has the sole and absolute discretion to fully or partially vest and make exercisable any outstanding award. We believe that individual award agreements and/or participant’s employment agreements will likely address the specifics of Change in Control provisions that the Board deems advisable. We discuss some of our existing change in control arrangements under the “Potential Payments upon Termination of Employment or Change in Control” section of the Proxy Statement.

Non-transferability

The Compensation Committee may, in it sole discretion, determine the right of a participant to transfer any award granted under the 2010 Stock Incentive Plan. Unless otherwise determined by the Compensation Committee, no award granted under the 2010 Stock Incentive Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that the order pertains to an award) in favor of a spouse, or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a participant at any time provided the change or revocation is filed with the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of Common Stock because of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the 2010 Stock Incentive Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee. Moreover, in the event of such transaction or event, the Compensation Committee, in its discretion may provide in substitution for any or all outstanding awards under the 2010 Stock Incentive Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

Amendment, Modification and Termination of 2010 Stock Incentive Plan

Subject to the Board’s right to amend or terminate the 2010 Stock Incentive Plan at any time, the 2010 Stock Incentive Plan will remain in effect until all awards issued under the 2010 Stock Incentive Plan expire, terminate, are exercised or are paid in full in accordance with the 2010 Stock Incentive Plan provisions and any award agreement. However, no award may be granted under the 2010 Stock Incentive Plan after the tenth anniversary of the Effective Date unless the shareholders of the Corporation vote to approve an extension of the 2010 Stock Incentive Plan prior to such expiration date.

The Board has discretion to terminate, amend or modify the 2010 Stock Incentive Plan at any time. Any such action of the Board is subject to the approval of the shareholders to the extent required by law, regulation or the rules of any exchange on which the Common Stock is listed. To the extent permitted by law, the Board may delegate to the Compensation Committee or the Chief Executive Officer the authority to approve non-substantive amendments to the 2010 Stock Incentive Plan. Except as otherwise provided in the 2010 Stock Incentive Plan, the Board, Chief Executive Officer and the Compensation Committee may not do any of the following without shareholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any option or SAR; (ii) increase the number of shares available under the 2010 Stock Incentive Plan; (iii) grant options with an exercise price that is below fair market value of a share of Common Stock on the grant date; (iv) reprice previously granted options or

SARs; or (v) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

Tax Withholding

The Corporation will have the power to withhold, or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the 2010 Stock Incentive Plan. To the extent that alternative methods of withholding are available under applicable laws, the Corporation will have the power to choose among such methods.

Federal Income Tax Information

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 Stock Incentive Plan based on federal income tax laws in effect on January 1, 2010. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock rights, performance shares, performance share units, performance cash awards, or stock grant awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Corporation will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Corporation will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the tax and the tax consequences described for nonqualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Corporation intends (but cannot and does not guarantee) that awards granted under the 2010 Stock Incentive Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2010 Stock Incentive Plan in such a manner.

Special Rules Applicable to Officers

In limited circumstances where the sale of Common Stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Corporation or Its Affiliates

To the extent that a grantee recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits Table

Benefits under the 2010 Stock Incentive Plan will depend on the Compensation Committee’s actions and the fair market value of the Corporation’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2010 Stock Incentive Plan participants.

Vote Required for Approval

Approval of the 2010 Stock Incentive Plan requires an affirmative vote of the majority of the votes cast for or against the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE APPROVAL OF THE WHITE ELECTRONIC DESIGNS
CORPORATION 2010 STOCK INCENTIVE PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

Audit Fees

Grant Thornton billed the Corporation $596,833 and $628,072 for professional audit services rendered during fiscal years 2009 and 2008, respectively. Fees for fiscal years 2009 and 2008 consisted of billings for the integrated audit of the Corporation’s consolidated financial statements and of its internal control over financial reporting, and the reviews of the interim financial statements included in the Corporation’s quarterly reports.

Audit-Related Fees

During fiscal years 2009 and 2008, Grant Thornton did not bill us for any assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not reported under Audit Fees above. These services included accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees

During fiscal years 2009 and 2008, Grant Thornton billed us $0 and $0, respectively, for professional services relating to tax advice and tax planning. These services included assistance regarding mergers and acquisitions.

All Other Fees

There were no other services performed for us by our principle accountants during fiscal years 2009 or 2008.

Summary of Fees Billed to the Corporation by Grant Thornton:

	Fiscal Year Ended
	September 30,	September 27,
	2009	2008

Audit fees	$596,833	$628,072
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$596,833	$628,072

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for reviewing and pre-approving both audit and permissible non-audit services to be provided by the independent auditor. This pre-approval duty may be delegated to one or more designated members of the Audit Committee, provided that any pre-approval given by such delegate(s) must be reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter.

The Audit Committee determined that the provision of the foregoing services and the related fees were compatible with maintaining Grant Thornton’s independence from the Corporation. All of the fees identified above were approved by the Audit Committee pursuant to its pre-approval policies.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Compensation Philosophy

Our philosophy is to provide compensation to our Named Executive Officers (as such term is defined in the section entitled “Additional Information on Executive Compensation”) in such a manner as to retain the best available personnel for positions of substantial responsibility within the Corporation, to provide incentives which reward performance and longevity and to promote the success of our business. As a goal, our Compensation Committee, with the assistance of a compensation consultant (as discussed further below in this Compensation Discussion and Analysis), has developed a compensation target of cash compensation to be in the 50th to 60th percentile and equity incentives to be in the 50th percentile as measured against public electronics companies within a specified revenue range (our “peer group”). Our peer group is discussed in more detail below in this Compensation Discussion and Analysis under the heading “Benchmarking and Compensation Evaluation.”

Role of the Compensation Committee

The Compensation Committee administers our executive compensation program and is comprised of three non-employee, independent members of the Board, each of whom is an “outside director” as defined by Section 162(m) of the Code.

The scope of authority of the Compensation Committee is to set salaries and bonuses of the Named Executive Officers and to award equity grants and other compensation to them as appropriate. The Compensation Committee has the authority to review and recommend compensation policies, review and approve compensation of our Named Executive Officers and administer our stock plans, including reviewing and approving equity-based awards to our Named Executive Officers.

Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used by us to assist in the evaluation of the compensation of the Named Executive Officers and has the sole authority to approve the fees and other retention terms of any consultant it hires. Our Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Role of Management in Executive Compensation Decisions

During fiscal 2009, Roger A. Derse, Senior Vice President, Chief Financial Officer, Secretary and Treasurer, and Dan Tarantine, Executive Vice President, presided over the Interim Office of the President until the hiring of our new CEO, Gerald R. Dinkel, on August 12, 2009.

While consideration of executive compensation is an interactive process involving multiple parties, the principal role of Corporation management in decisions involving executive compensation is primarily to support the activities of the Compensation Committee. For fiscal 2009, Mr. Derse facilitated the coordination of human resource management, accounting and legal input to reach informed decisions. Messrs. Derse and Tarantine were also primarily responsible for developing a proposed annual business plan and presenting the plan to the Board. This annual plan, as approved by the Board, forms the basis for measurement of the performance of management in both our cash and performance share incentive plans. Messrs. Derse and Tarantine were also involved in making proposals to the Compensation Committee concerning potential changes in the compensation of senior management and potential changes in our overall compensation programs. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to compensation. The Compensation Committee does not delegate its authority to Corporation management.

Messrs. Derse and Tarantine attended some of the Compensation Committee meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management.

Executive Compensation Components

The primary components of our executive compensation program are base salaries, bonus compensation based upon incentive goals and objectives, equity incentives, change in control and severance packages, and fringe benefits. Our compensation program is designed to balance the Corporation’s short-term and long-term performance goals.

Base Salary

The base salaries for our Named Executive Officers are, in general, established on the basis of skills, accomplishments, the scope of their job and prevailing market conditions. The salary for each Named Executive Officer is determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for the executive talent, including a comparison to our peer group, as established from time to time with the assistance of compensation consultants.

The Compensation Committee reviews executive salaries annually. Generally speaking, specific individual performance criteria are not established by the Compensation Committee for each Named Executive Officer and none were established for fiscal 2009. Rather, each Named Executive Officer is evaluated based on general individual performance over the past year, the scope of each officer’s duties and responsibilities, experience and expertise.

For fiscal 2009, the base salary for Mr. Tarantine and Mr. Derse were each increased by $20,000 to $256,000 and $240,500, respectively. As a result of the additional duties taken on in connection with their appointment to the Interim Office of the President, effective September 5, 2008, Mr. Tarantine and Mr. Derse each received an additional $5,000 per month while acting in this capacity. In addition, they each received a one-time bonus of $60,000 when our new CEO (principle executive officer) was hired and commenced employment. In connection with his employment agreement, Mr. Dinkel’s salary was set at $385,000 effective August 12 2009. Each Named Executive Officer’s base salary for fiscal 2009 is set forth in the “Salary” column of the Summary Compensation Table.

For fiscal 2010, the Compensation Committee established the salaries using the criteria described above. Mr. Tarantine’s annual salary will be $268,800 and Mr. Derse’s will be $252,525. Mr. Dinkel’s salary will remain at $385,000.

Benchmarking and Compensation Evaluation

In making its determinations with respect to executive compensation, the Compensation Committee has periodically engaged the services of a compensation consultant to provide the Corporation input on trends in executive compensation, an outside perspective on our compensation practices and assistance with our peer group benchmarking analysis. The Compensation Committee does not believe a formal annual peer group assessment by an independent third party is necessary unless factors indicate significant changes in executive compensation have taken place.

In fiscal 2007, the Compensation Committee retained Compensia, Inc., an independent compensation consultant, to assist the Corporation in developing a long term compensation program for its senior executives and evaluate total executive compensation for fiscal 2007. A peer group, consisting of 14 public electronics companies with revenues similar to the Corporation’s, was selected. More specifically, the peer group included the following companies: (i) California Micro Devices Corporation, (ii) Catalyst Semiconductor, Inc., (iii) DDI Corporation, (iv) Integrated Silicon Solution, Inc., (v) IntriCon Corporation, (vi) LaBarge, Inc., (vii) MIPS Technologies, Inc., (viii) Netlist, Inc., (ix) Planar Systems, Inc., (x) Staktek Holdings, Inc., (xi) STEC, Inc., (xii) Techwell, Inc., (xiii) Titan Global Holdings, Inc., and (xiv) Video Display Corporation. The peer group may change from year to year depending on changes in the marketplace and our business focus, but no changes were made to this peer group in either fiscal 2008 or 2009.

In fiscal 2007, the compensation of each Named Executive Officer was benchmarked to the peer group, as well as an analysis of each component of compensation. The benchmarking data indicated that our compensation is more weighted to base pay and less to incentive pay and equity as compared to the peer group. As part of the

Compensation Committee’s evaluation for 2009, the base salaries of the Messrs. Derse and Tarantine were increased by $20,000 each; to move towards our target for cash and equity incentives to be in the 50th percentile as measured against our peer group, the Compensation Committee implemented the incentive plans as described below. As discussed above, certain adjustments were made to the cash compensation of Messrs. Derse and Tarantine to reflect, in part, increased duties in connection with the departure of our former CEO.

In determining the compensation for Mr. Dinkel, the Compensation Committee reviewed the data for the CEO position in our peer group and targeted the midpoint as the basis for his base salary. Stock ownership levels of the peer group for non-owner CEOs were also benchmarked and the initial option grant was considered an appropriate initial long-term incentive.

Executive Incentive Plans for Fiscal 2009

Cash Incentive Bonus Awards.  For fiscal 2009, the Compensation Committee approved a cash incentive bonus award for our Named Executive Officers. If the approved Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) amount of $10,513,000 would have been attained, the cash bonus awards for Messrs. Tarantine and Derse would have been approximately 20% of their base salary. If 90% of this EBITDA amount would have been attained, then the cash bonus awards for Messrs. Tarantine and Derse would have been approximately 10% of their base salary. If 110% of this EBITDA amount would have been attained, then the cash bonus awards for Messrs. Tarantine and Derse would have been approximately 30% of their base salary. None of the approved EBITDA target amounts were met.

However, due to (i) the above average individual performances of Messrs. Derse and Tarantine, particularly in light of the crucial role they played in expanded positions after the departure of our former CEO and (ii) the Board determination that paying discretionary year-end bonuses would likely serve as a great retention tool with respect to Messrs. Derse and Tarantine, the Board, upon recommendation from the Compensation Committee, deemed it in the best interests of the Corporation and its shareholders to pay these executive officers year-end discretionary bonuses. The Board also considered that certain factors which were beyond Messrs. Derse’s and Tarantine’s control, including certain corporate and organizational restructuring that occurred in 2009, made it more difficult than anticipated to achieve the EBITDA targets set for the 2009 cash bonus program. After considering the year-end cash bonuses awarded in 2008 and the potential for cash bonuses had the 2009 EBITDA targets been achieved, the Compensation Committee approved a 2009 discretionary year-end cash bonus of $30,000 for Mr. Derse and $20,000 for Mr. Tarantine.

Equity Incentive Awards.  We currently utilize various forms of equity awards for the Named Executive Officers, consisting of RSUs, performance shares and stock options.

In fiscal 2008, the Board of Directors granted and approved 25,000 RSUs for Mr. Derse. The RSUs vest over a two-year period, with 50% of each RSU award vesting on the first-year anniversary of the date of grant and the remaining 50% of each RSU award vesting upon the end of the second-year anniversary of the date of grant. Upon a “Change in Control” of the Corporation (as such term is defined in his employment agreement) each RSU award will automatically and fully vest.

In fiscal 2009, the Compensation Committee granted and approved 50,000 RSUs for each of Messrs. Derse and Tarantine. The RSUs vest over a two-year period, with 50% of each RSU award vesting on the first-year anniversary of the date of grant and the remaining 50% of each RSU award vesting upon the end of the second-year anniversary of the date of grant. Upon a “Change in Control” of the Corporation (as such term is defined in each of their respective employment agreements) each RSU award will automatically and fully vest. In addition, given the similar positions of responsibility, Mr. Tarantine was granted an additional 25,000 RSUs to match Mr. Derse’s earlier award, of which 50% immediately vested. The remaining 50% will vest on the first-year anniversary of the date of grant.

The performance share awards granted in fiscal 2008 were cancelled in fiscal 2009 due to significant changes in the business and senior management. In fiscal 2009, a new performance share plan was approved by the Compensation Committee and 18,750 performance shares were awarded. If we would have achieved the approved annual EBITDA amount of $10,513,000, then Messrs. Derse and Tarantine would have received all 18,750 performance shares. If we would have achieved 90% of the annual EBITDA, then 12,500 shares would have been awarded to each of Messrs. Derse and Tarantine. If we would have achieved 110% of the annual EBITDA, then 25,000 shares would have been awarded to each of Messrs. Derse and Tarantine. Upon a “Change in Control” of the Corporation (as such term is defined in each of their respective employment agreements) each performance share award would have automatically granted and fully vested regardless of the achievement of the EBITDA Target. As mentioned above, none of the approved EBITDA target amounts were met in fiscal 2009 and the 18,750 performance shares were forfeited.

In connection with the hiring of Gerald R. Dinkel and as part of his employment agreement, he was awarded 200,000 stock options which will vest in 48 equal monthly installments over a four-year period. The options were awarded at $4.05 per share, the closing price of our common stock on the date of grant.

Difficulty in achieving performance targets.  As noted above, our performance targets for our cash bonus incentive awards and equity incentive awards for fiscal 2009 were based on EBITDA targets set by the Compensation Committee. The EBITDA targets in fiscal 2009 were not met, in part due to the restructuring of the Corporation’s operational structure which resulted in discontinued operations. The Compensation Committee intended to set the fiscal 2009 EBITDA targets at challenging levels to motivate high business performance and support attainment of longer-term financial objectives in light of our newly restructured business. The Compensation Committee set these performance targets based on historic and estimated performance levels of the Corporation and, at the time they were set, the Compensation Committee believed that the EBITDA targets were attainable but challenging enough to require management to produce robust results to obtain them. Ultimately, in hindsight, the operational restructuring and discontinued operations that occurred at the Corporation in 2009 made it very difficult to estimate appropriate target levels.

Employment Agreements

As a means of (i) providing certain assurances and motivation for current management, (ii) retaining effective management of the Corporation, and (iii) limiting distractions of management and the Board, the Compensation Committee negotiated, and the Board approved, new employment agreements with Messrs. Derse and Tarantine in January 2009. The Compensation Committee also intended these new employment agreements to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Corporation without undue concern over whether the transactions may jeopardize the executives’ own employment. These agreements generally entail accelerated vesting of equity incentives and cash compensation. These agreements are discussed in more detail in the section entitled “Employment and Severance Agreements”. The potential payment that may arise from these change in control arrangements are discussed in the section entitled “Potential Payments Upon Termination of Employment or Change in Control.”

On August 12, 2009, Gerald R. Dinkel and the Corporation entered into an Employment Agreement (the “Employment Agreement”) to appoint him as President and CEO of the Corporation. Mr. Dinkel was also appointed as a member of the Board. The Employment Agreement outlines the cash and equity compensation in connection with his employment and is discussed in more detail in the section entitled “Employment and Severance Agreements.” The potential payments that may arise from change in control arrangements or termination of employment under this Employment Agreement are discussed in the section entitled “Potential Payments Upon Termination of Employment or Change in Control.”

Other Compensation

The Named Executive Officers receive no benefits from the Corporation under defined pension or defined contribution plans other than the tax-qualified 401(k) Plan. During fiscal year 2009, Messrs. Dinkel, Derse and Tarantine received a car allowance. The Named Executive Officers participate in benefit programs designed for all full time employees including medical, disability and life insurance.

Tax Deductibility of Executive Compensation

In fiscal 2009, the Compensation Committee considered the potential impact of Section 162(m) of the Code. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the Named Executive Officers named in a proxy statement, unless such compensation meets certain specifications under the Code. The Compensation Committee has studied the impact of Section 162(m) and believes that the compensation of our Named Executive Officers to date meets the requirements and is deductible for tax purposes. It is the Compensation Committee’s policy to qualify, to the extent reasonable, the Named Executive Officers’ compensation for deductibility under applicable tax law. However, if circumstances warrant, the Corporation may, in the future, pay compensation to the Named Executive Officers that may not be deductible.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in this Proxy Statement for the Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting for filing with the SEC.

This report is submitted by the Compensation Committee.

Compensation Committee
Paul D. Quadros (Chairman)
Jack A. Henry*
Brian R. Kahn

 (1) Pursuant to Item 407(e)(5) of Regulation S-K promulgated by the SEC, this “Compensation Committee Report” shall not be deemed to be filed with the SEC for purposes of the Exchange Act, nor shall such report be deemed to be incorporated by reference in any past or future filing by the Corporation under the Exchange Act or the Securities Act of 1933, as amended, unless the intention to do so is expressly indicated.
* As of January 6, 2010, Mr. Henry was replaced on the Compensation Committee by Kenneth J. Krieg.

Additional Information on Executive Compensation

Summary Compensation Table

The following tables set forth information concerning compensation earned by, or paid for, services provided to us for the periods indicated to all persons serving as our principal executive officer or as principal financial officer during fiscal year 2009 (the “Named Executive Officers”). For most of the fiscal year, the Corporation had only two executive officers. Roger A. Derse and Dan Tarantine served in the Interim Office of the President following the resignation of our former President and CEO. Gerald R. Dinkel joined the Corporation effective August 12, 2009 as our new President and CEO.

SUMMARY COMPENSATION TABLE

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	($)

Gerald R. Dinkel, President and Chief Executive Officer(3)	2009	41,462	—	—	9,598	—	—	7,499	58,559
Roger A. Derse, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2009	295,144	90,000	66,777	25,199	—	—	16,641	493,761
Dan Tarantine, Executive Vice President	2009	310,671	80,000	119,156	—	—	—	17,395	527,222

(1)	These columns reflect compensation cost recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009 from stock and option awards issued and thus includes amounts from outstanding stock and option awards granted in and prior to fiscal 2009. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements for the fiscal year ended September 30, 2009 as included in our Annual Report on Form 10-K filed with the SEC on December 11, 2009. In fiscal 2009, Mr. Dinkel was granted 200,000 options, Mr. Derse was granted 50,000 RSUs and 18,750 performance shares, and Mr. Tarantine was granted 75,000 RSUs and 18,750 performance shares. Mr. Derse forfeited 43,750 performance shares and Mr. Tarantine forfeited 28,750 performance shares during fiscal 2009. The amounts shown disregard estimated forfeitures related to service and performance-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)	Amounts in this column consist of: (i) our contributions under our 401(k) plan as follows: Mr. Derse — $5,502 and Mr. Tarantine — $6,200; (ii) life insurance premiums as follows: Mr. Dinkel — $510, Mr. Derse — $939 and Mr. Tarantine — $995; (iii) car allowances as follows: Mr. Dinkel — $1,731, Mr. Derse — $10,200 and Mr. Tarantine — $10,200; and (iv) reimbursement for Mr. Dinkel’s relocation expenses of $5,258.

(3)	As Mr. Dinkel joined the Corporation on August 12, 2009, amounts reflect his compensation from that date forward.

Employment and Severance Agreements

On January 21, 2009, the Corporation entered into new employment agreements with Mr. Tarantine, our Executive Vice President and Mr. Derse, our Chief Financial Officer (both or either herein may be referred to as the “Executive”). There is no definitive term of employment under the agreement and the Executive’s employment may be terminated by either party at any time, subject to certain notice requirements and the termination payments and terms described below. The agreement provides for an annual base salary of $256,000 for Mr. Tarantine and $240,500 for Mr. Derse, which will be reviewed by the Board of the Corporation and/or its Compensation Committee from time to time. The agreement also provides that the Executive may be eligible to participate in any annual bonus program that may be established and approved by the Board, all savings and retirement plans, practices, policies and programs of the Corporation which are made generally available to all other employees of the Corporation, a car allowance of $850 per month, at least five weeks of paid vacation time and reimbursement for all reasonable business expenses. In the event of a termination for cause, disability, death or voluntarily resignation other than for good reason, the Corporation is required to pay the Executive only his accrued but unused vacation and base salary to the date of termination. In the event of a termination without cause (or a resignation for good reason), the Corporation is required to pay (i) any accrued but unused vacation, (ii) base salary through date of termination, (iii) the continuation of base salary for twelve months and (iv) Executive’s COBRA continuation premiums for up to twelve months. The agreement also provides that all unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted shall become fully vested. Additionally, all stock options, both vested and unvested, will remain fully exercisable until the tenth anniversary of the grant date of such option. The payments and benefits provided in the event of termination without cause are subject to and conditioned upon the Executive executing a general release and waiver and the Executive’s compliance with the Restrictive Covenants (as defined in the agreement). The agreement also includes special provisions in the event of a “Change in Control” (as defined in the agreement). Specifically, all unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted shall become fully vested. In the event the Corporation terminates Executive’s employment without “Cause” (as defined in the agreement) or the Executive terminates his employment with “Good Reason” (as defined in the agreement) within one year following a Change in Control, the Executive will be entitled to (i) any accrued but unused vacation, (ii) base salary through date of termination, (iii) the continuation of base salary for eighteen months and (iv) Executive’s COBRA continuation premiums for up to eighteen months. Additionally, all stock options, both vested and unvested, will remain fully exercisable until the tenth anniversary of the grant date of such option. The employment agreements also contain other customary provisions, including provisions relating to non-solicitation, confidentiality, non-disclosure, non-disparagement and compliance with Section 409A of the Internal Revenue Code. The employment agreements constitute the entire agreement among the parties with respect to the Executive’s employment and supersede and are in full substitution for any and all prior understandings or agreements with respect to the Executive’s employment.

On August 12, 2009, Gerald R. Dinkel and the Corporation entered into the Employment Agreement to appoint him as President and CEO of the Corporation. Mr. Dinkel was also appointed as a member of the Board. Under the terms of the Employment Agreement, Mr. Dinkel will receive an annual salary of $385,000, as adjusted from time to time, and was awarded an option to purchase 200,000 shares of the Corporation’s common stock pursuant to the Corporation’s 1994 Flexible Stock Plan. The shares will vest in 48 equal monthly installments over a four-year period. Additionally, pursuant to the Employment Agreement, Mr. Dinkel will participate in an annual bonus program beginning in fiscal 2010 and each subsequent fiscal year thereafter. The Corporation will also reimburse Mr. Dinkel for costs and expenses equaling up to $125,000 related to acquiring, establishing and maintaining a residence in the Phoenix metropolitan area, including any travel expenses. He will also be provided with a car allowance of $1,250 per month. Mr. Dinkel will receive five weeks paid vacation time and will be reimbursed for all reasonable business expenses in accordance with the Corporation’s normal and customary polices. In addition, the Employment Agreement also provides that Mr. Dinkel will be entitled to participate in all savings and retirement plans, practices, policies and programs of the Corporation which are made generally available to all other employees of the Corporation; except that Mr. Dinkel will also be provided with (i) commercially available term life insurance as follows: (A) under the existing group life insurance plan he will be eligible for coverage in an approximate amount of $600,000; and (B) the Corporation will use commercially reasonable efforts to obtain coverage under an individual policy in an approximate amount of $170,000; and (ii) under the existing long-term disability plan, Mr. Dinkel is entitled to 60% of his base salary, subject to a maximum payout of $12,500 per month and an age-reduction schedule, but the Corporation will use commercially reasonable efforts to obtain additional long-term disability coverage (above and beyond coverage applicable to other employees) to provide Mr. Dinkel with long-term disability coverage equal to 60% of $385,000 (on an annualized basis). Mr. Dinkel’s employment may be terminated by either party at any time, subject to certain notice requirements and termination payments and terms. In the event Mr. Dinkel’s employment is terminated for any reason, the Corporation shall pay Mr. Dinkel for: (i) any accrued but unused vacation, (ii) annual base salary through the date of termination and (iii) any unreimbursed expenses. In the event Mr. Dinkel is terminated without “Cause” (as defined in the Employment Agreement) or Mr. Dinkel terminates his employment for “Good Reason” (as defined in the Employment Agreement), then (i) Mr. Dinkel shall be entitled to the continuation of his annual salary for twenty-four months following the date of termination, (ii) the Corporation shall pay Mr. Dinkel’s life insurance premiums for eighteen months after the end of the month of the date of termination, (iii) all unvested stock options, unvested restricted stock units and any other unvested equity-based awards or grants previously granted to Mr. Dinkel will become fully vested and will be fully exercisable, and (iv) all stock options (both unvested and vested) granted to Mr. Dinkel will remain fully exercisable until the tenth anniversary of the grant date of the options. The termination payments and benefits discussed above are subject to and conditioned upon Mr. Dinkel (i) formally resigning in writing from the Board and as an officer and director of any subsidiary of the Corporation, (ii) executing a general release and waiver and (iii) complying with certain restrictive covenants in the Employment Agreement. The Employment Agreement also contains other customary provisions, including provisions relating to non-solicitation, non-compete, confidentiality non-disparagement and compliance with Section 409A of the Internal Revenue Code. In addition, pursuant to the terms of the Employment Agreement, upon the occurrence of a Change in Control (as defined in the Employment Agreement), all unvested stock options, unvested restricted stock units and any other unvested equity-based awards will become fully vested and will be exercisable.

Grants of Plan-Based Awards

In fiscal 2009, Mr. Dinkel was granted 200,000 options, Mr. Derse was granted 50,000 RSUs and 18,750 performance shares and Mr. Tarantine was granted 75,000 RSUs and 18,750 performance shares. However, as previously discussed in Equity Incentive Awards, Messrs. Derse’s and Tarantine’s performance shares granted in fiscal 2009 were forfeited in fiscal 2009.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

														All Other
													All Other	Option
													Stock	Awards:		Grant Date
													Awards:	Number of	Exercise of	Fair Value
		Estimated Future Payouts Under Non-					Estimated Future Payouts Under Equity						Number of	Securities	Base Price of	of Stock and
		Equity Incentive Plan Awards(1)					Incentive Plan Awards(2)						Shares of Stock	Underlying	Option	Option
		Threshold		Target		Maximum	Threshold		Target		Maximum		or Units	Options	Awards	Awards
Name	Grant Date	($)		($)		($)	(#)		(#)		(#)		(#)(3)	(#)	($/Sh)	($)(4)

Gerald R. Dinkel, President and Chief Executive Officer	8/12/2009	—		—		—	—		—		—		—	200,000	$4.05	$287,940
Roger A. Derse,	—		(5)		(5)	$30,000	—		—		—		—	—	—	—
Senior Vice	1/21/2009	—		—		—		(6)		(6)	18,750	(6)	—	—	—	—
President, Chief	12/10/2008	—		—		—	—		—		—		50,000	—	—	$163,500
Financial Officer, Secretary and Treasurer
Dan Tarantine,	—		(5)		(5)	$20,000	—		—		—		—	—	—	—
Executive Vice	1/21/2009	—		—		—		(6)		(6)	18,750	(6)	—	—	—	—
President	12/10/2008	—		—		—	—		—		—		50,000	—	—	$163,500
	12/12/2008	—		—		—	—		—		—		25,000	—	—	$84,750

(1)	Reflects cash incentive bonuses payable under our executive incentive plan. A description of our executive incentive plan is set forth in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	Reflects performance share awards granted in connection with our executive incentive plan. As discussed in the section “Executive Compensation — Compensation Discussion and Analysis” of this Proxy Statement, the performance share awards granted in fiscal 2009 were forfeited in fiscal 2009.

(3)	Reflects RSUs granted in connection with our executive incentive plan. A description of our executive incentive plan is set forth in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement.

(4)	Reflects the grant date fair value computed in accordance with FAS 123(R). The assumptions used to determine such values are described in Note 2 to the consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(5)	Cash incentive bonuses can be earned by Messrs. Dinkel, Derse and Tarantine under our incentive bonus plan based on certain minimum approved EBITDA amounts. The minimum EBITDA amounts were not met in fiscal 2009. However, due to the individual performances of Messrs. Derse and Tarantine and the determination that it was in the best interests of the Corporation to retain such officers, the Compensation Committee approved a discretionary cash bonus of $30,000 for Mr. Derse and $20,000 for Mr. Tarantine.

(6)	The performance share awards granted in fiscal 2009 were forfeited in fiscal 2009 due to the specific financial targets not being met.

Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

		Option Awards					Stock Awards
										Equity
									Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive Plan			Number	Market	Plan Awards:	Market or
				Awards:			of Shares	Value of	Number of	Payout Value
				Number			or Units	Shares or	Unearned	of Unearned
		Number of	Number of	of Securities			of	Units of	Shares, Units	Shares, Units
		Securities	Securities	Underlying			Stock	Stock	or Other	or Other
		Underlying	Underlying	Unexercised	Option		That	That	Rights That	Rights That
		Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
		Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Grant Date	# Exercisable	(#) Unexercisable(1)	(#)	($)	Date	(#)(2)	($)	(#)	($)

Gerald R. Dinkel, President and Chief Executive Officer	8/12/2009	4,167	195,833	—	4.05	8/12/2019	—	—	—	—
Roger A. Derse,	5/26/2004	50,000	—	—	6.38	5/26/2014	—	—	—	—
Senior Vice	12/15/2004	10,000	—	—	6.45	12/15/2014	—	—	—	—
President, Chief	9/12/2006	30,000	10,000	—	4.70	9/12/2016	—	—	—	—
Financial Officer,	12/12/2007	—	—	—	—	—	12,500	57,750	—	—
Secretary and Treasurer.	12/10/2008	—	—	—	—	—	50,000	231,000	—	—
Dan Tarantine,	11/10/1999	7,000	—	—	2.75	11/10/2009	—	—	—	—
Executive Vice	11/10/2000	15,000	—	—	10.625	11/10/2010	—	—	—	—
President	5/16/2001	40,000	—	—	3.83	5/16/2011	—	—	—	—
	12/15/2004	50,000	—	—	6.45	12/15/2014	—	—	—	—
	12/10/2008	—	—	—	—	—	50,000	231,000	—	—
	12/12/2008	—	—	—	—	—	12,500	57,750	—	—

(1)Options generally vest pro-rata over a four-year period. Mr. Dinkel’s options vest ratably over 48 months. Mr. Derse’s options vest at the rate of 25% after the first year and ratably thereafter for 36 months.

(2)	Mr. Derse’s RSUs vest over two years, with 50% vesting on the first-year anniversary of the date of grant and the remaining 50% vesting on the second-year anniversary of the date of grant. Mr. Tarantine’s grant of 50,000 RSUs on 12/10/08 vest over two years, with 50% vesting on the first-year anniversary of the date of grant and the remaining 50% vesting on the second-year anniversary of the date of grant. Mr. Tarantine’s grant of 25,000 RSUs on 12/12/08 vest over two years, with 50% vesting on the date of grant and the remaining 50% vesting upon the first-year anniversary of the date of grant.

Option Exercises and Stock Vested Table

The following table shows the number of shares acquired by the exercise of stock options and the vesting of restricted stock and performance shares by each of the Named Executive Officers during fiscal 2009, along with the value realized on such exercises or at the time of such vesting as calculated based on the difference between the market price of our stock at exercise or vesting and the option exercise or grant price.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)

Gerald R. Dinkel, President and Chief Executive Officer	—	—	—	—
Roger A. Derse, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	—	—	12,500	42,375
Dan Tarantine, Executive Vice President	63,000	168,135	12,500	42,375

(1)	If the officer executed a same-day-sale transaction, the value realized equals the difference between the per share exercise price of the option and the per share sales price upon sale, multiplied by the number of shares for which the option was exercised. If the employee executed an exercise and hold transaction, the value realized equals the difference between the per share exercise price of the option and the fair market value of a share of our common stock on such date of exercise, multiplied by the number of shares for which the option was exercised.

Potential Payments upon Termination of Employment or Change in Control

The tables below estimate certain payments that will be made to each of Messrs. Dinkel, Derse and Tarantine upon a termination of employment or change in control of the Corporation in the various circumstances listed. The table for each of these Named Executive Officers should be read together with the description of that officer’s employment agreement in the section entitled “Employment and Severance Agreements”. Unless noted otherwise in the individual table, the major assumptions that are used in creating the tables are set forth directly below.

Date of Termination.  The tables assume that any triggering event (i.e., termination, resignation, change in control, death or disability) took place on September 30, 2009 with base salaries and incentive plans in effect on this date being used for purposes of any severance payout calculation.

Price per Share of Common Stock.  Calculations requiring a per share stock price are made on the basis of the closing price of $4.62 per share of our common stock on the NASDAQ Global Market on September 30, 2009.

Change in Control.  No cash payment will be made solely because of a change in control. For each Named Executive Officer, the cash payments described require a double trigger of both a change in control and a termination without cause (or resignation with good reason). Messrs. Dinkel, Derse and Tarantine will receive the cash payments set forth below if such termination without cause (or resignation with good reason) occurs within one year of the effective date of a change in control.

Equity Acceleration upon a Change in Control.  All unvested stock options or other equity awards of Messrs. Dinkel, Derse and Tarantine vest automatically upon a change in control if they are employed by us on the date of the change in control. For purposes of the table under the heading “Change in Control,” it is assumed that all outstanding options (and other equity, as applicable) are accelerated upon a change in control.

Medical and Other Benefits.  The tables below do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis. As described in the section entitled “Employment and Severance Agreements”, Messrs. Derse and Tarantine are entitled to the continuation of medical benefits for a period of eighteen months upon a termination without cause or resignation within one year following a change in control.

Retirement.  The tables do not include specific treatment of a normal retirement.

The following table describes the potential payments upon termination or a change in control of the Corporation for Gerald R. Dinkel, our President and Chief Executive Officer.

		Termination		Termination for Cause,
	Termination	Following a		Disability, Death or
	Without	Change in	Change in	Voluntary Other Than for
Executive Benefits and	Cause	Control	Control	Good Reason
Payments Upon Termination	($)(1)	($)(2)	($)(2)	($)(3)

Cash Compensation:
Base salary	770,000	—	—	—
Accrued, but unused vacation	—	—	—	—
Life insurance	1,872
Long-term Incentives:
Acceleration of unvested stock options	111,625	111,625	111,625	—

Total:	883,497	111,625	111,625	—

(1)	Mr. Dinkel’s severance payments following a termination without cause will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid) and any unreimbursed expenses. In addition, Mr. Dinkel would be entitled to the continuation of his base salary for 24 months and the payment of his life insurance premiums for 18 months following the date of termination. The dollar value of Mr. Dinkel’s accrued but unused vacation was $0 and his annual base salary was $385,000 as of September 30, 2009. The monthly cost to the Corporation for Mr. Dinkel’s life insurance premiums is $104. All unvested stock options, unvested RSUs and any other unvested equity-based awards or grants would become fully vested and exercisable per the terms of the awards. The amount shown represents the incremental difference between the market value and the cost of unvested options for which vesting might be accelerated.

(2)	Upon the occurrence of a change in control or termination following a change in control of the Corporation, all of Mr. Dinkel’s unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted will become fully vested and exercisable per the terms of the awards. The amount shown represents the incremental difference between the market value and the cost of unvested options, restricted stock and performance shares for which vesting might be accelerated.

(3)	Mr. Dinkel’s severance payments following a termination for cause, voluntarily for other than good reason or as a result of death or disability will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid) and any unreimbursed expenses. The dollar value of Mr. Dinkel’s accrued but unused vacation was $0 as of September 30, 2009.

The following table describes the potential payments upon a change in control of the Corporation for Roger A. Derse, our Senior Vice President, Chief Financial Officer, Secretary and Treasurer.

		Termination		Termination for Cause,
	Termination	Following a		Disability, Death or
	Without	Change in	Change in	Voluntary Other Than for
Executive Benefits and	Cause	Control	Control	Good Reason
Payments Upon Termination	($)(1)	($)(2)	($)(3)	($)(4)

Cash Compensation:
Base salary	240,500	360,750	—	—
Accrued, but unused vacation	22,266	22,266	—	22,266
Medical benefits	10,404	15,606	—	—
Long-term Incentives:
Acceleration of unvested stock options and restricted stock	288,750	—	288,750	—

Total:	561,920	398,622	288,750	22,266

(1)	Mr. Derse’s severance payments following a termination without cause will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid), the continuation of base salary for 12 months, COBRA continuation premiums up to 12 months (if he elects to continue the Corporation’s group health plans pursuant to his rights under COBRA), and the immediate vesting of all unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted. The dollar value of Mr. Derse’s accrued but unused vacation as of September 30, 2009 was $22,266 and the monthly cost to the Corporation to furnish Mr. Derse with medical benefits is $867. The amount shown for the acceleration of unvested stock options and restricted stock represents the incremental difference between the market value and the cost of unvested options and restricted stock for which vesting might be accelerated.

(2)	Mr. Derse’s severance payments following a termination without cause or for good reason within one year following a change in control of the Corporation will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid), the continuation of base salary for 18 months and COBRA continuation premiums up to 18 months (if he elects to continue the Corporation’s group health plans pursuant to his rights under COBRA). The dollar value of Mr. Derse’s accrued but unused vacation as of September 30, 2009 was $22,266 and the monthly cost to the Corporation to furnish Mr. Derse with medical benefits is $867.

(3)	Upon the occurrence of a change in control of the Corporation, all of Mr. Derse’s unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted will fully vest. The amount shown represents the incremental difference between the market value and the cost of unvested options and restricted stock for which vesting might be accelerated.

(4)	Mr. Derse’s severance payments following a termination for cause, voluntarily for other than good reason or as a result of death or disability will include any accrued but unused vacation and base salary through the date of termination (to the extent not theretofore paid). The dollar value of Mr. Derse’s accrued but unused vacation as of September 30, 2009 was $22,266.

The following table describes the potential payments upon a change in control of the Corporation for Dan Tarantine, our Executive Vice President.

		Termination		Termination for Cause,
	Termination	Following a		Disability, Death or
	Without	Change in	Change in	Voluntary Other Than for
Executive Benefits and	Cause	Control	Control	Good Reason
Payments Upon Termination	($)(1)	($)(2)	($)(3)	($)(4)

Cash Compensation:
Base salary	256,000	384,000	—	—
Accrued, but unused vacation	42,203	42,203	—	42,203
Medical benefits	3,960	5,940	—	—
Long-term Incentives:
Acceleration of unvested stock options and restricted stock	288,750	—	288,750	—

Total:	590,913	432,143	288,750	42,203

(1)	Mr. Tarantine’s severance payments following a termination without cause will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid), the continuation of base salary for 12 months, COBRA continuation premiums up to 12 months (if he elects to continue the Corporation’s group health plans pursuant to his rights under COBRA), and the immediate vesting of all unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted. The dollar value of Mr. Tarantine’s accrued but unused vacation as of September 30, 2009 was $42,203 and the monthly cost to the Corporation to furnish Mr. Tarantine with medical benefits is $330. The amount shown for the acceleration of unvested stock options and restricted stock represents the incremental difference between the market value and the cost of unvested options and restricted stock for which vesting might be accelerated.

(2)	Mr. Tarantine’s severance payments following a termination without cause or for good reason within one year following a change in control of the Corporation will include any accrued but unused vacation, base salary through the date of termination (to the extent not theretofore paid), the continuation of base salary for 18 months and COBRA continuation premiums up to 18 months (if he elects to continue the Corporation’s group health plans pursuant to his rights under COBRA). The dollar value of Mr. Tarantine’s accrued but unused vacation as of September 30, 2009 was $42,203 and the monthly cost to the Corporation to furnish Mr. Tarantine with medical benefits is $330.

(3)	Upon the occurrence of a change in control of the Corporation, all of Mr. Tarantine’s unvested stock options, unvested RSUs and any other unvested equity-based awards or grants previously granted will fully vest. The amount shown represents the incremental difference between the market value and the cost of unvested options and restricted stock for which vesting might be accelerated.

(4)	Mr. Tarantine’s severance payments following a termination for cause, voluntarily for other than good reason or as a result of death or disability will include any accrued but unused vacation and base salary through the date of termination (to the extent not theretofore paid). The dollar value of Mr. Tarantine’s accrued but unused vacation as of September 30, 2009 was $42,203.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee were officers or employees of the Corporation at any time during or prior to the 2009 fiscal year nor did any member of our Compensation Committee have a relationship requiring disclosure by the Corporation under Item 404 of Regulation S-K. During fiscal 2009, no current executive officer of the Corporation served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

AUDIT COMMITTEE REPORT(1)

The Audit Committee of the Board has furnished the following report on the Corporation’s audit procedures and its relationship with its independent registered public accounting firm for the twelve-month period ended September 30, 2009.

The Audit Committee has reviewed and discussed with the Corporation’s management and Grant Thornton the audited financial statements and the audit of the effectiveness of internal control over financial reporting of the Corporation contained in the Corporation’s Annual Report on Form 10-K for the Corporation’s 2009 fiscal year. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Corporation’s financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with Grant Thornton its independence from the Corporation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for its 2009 fiscal year for filing with the SEC.

Audit Committee
Jack A. Henry (Chairman)
Melvin L. Keating
Paul D. Quadros

(1) The Audit Committee Report does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Corporation under the Securities Act or the Securities Exchange Act, except to the extent the Corporation specifically incorporates these committee reports information by reference into a filing under such acts.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth the beneficial ownership of the Corporation’s Common Stock for (i) each of the Corporation’s current directors; (ii) each of the Corporation’s Named Executive Officers; (iii) each beneficial owner of more than five percent of the Common Stock; and (iv) all current directors and executive officers of the Corporation as a group. All such information reflects beneficial ownership as of January 13, 2010, as known by the Corporation. On such date, the number of shares of common stock outstanding was approximately 23,305,272.

	Amount and
	Nature of
	Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)		Percent of Class(3)

Roger A. Derse	145,000	(4)	*
Gerald R. Dinkel	29,169	(5)	*
Jack A. Henry	68,500	(6)	*
Brian R. Kahn **	5,400,467	(7)	23.2%
Melvin L. Keating	15,000	(8)	*
Kenneth J. Krieg	—
Paul D. Quadros	65,000	(9)	*
Dan Tarantine	163,000	(10)	*
Thomas J. Toy	103,200	(11)	*

Executive Officers and Directors as a group (9 persons)	5,989,336		25.7%
Signia Capital Management LLC	2,456,132	(12)	10.5%
Wynnefield Partners Small Cap Value LP (and affiliates)	1,427,001	(13)	6.1%

*	Represents less than 1% of the class.

**	Subject to a Rule 10b5-1 Plan.

(1)	Unless otherwise noted, the address of each listed shareholder is 3601 East University Drive, Phoenix, Arizona 85034.

(2)	Unless otherwise noted, the Corporation believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock that are beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after January 13, 2010 upon the exercise of options or other such rights.

(3)	Each owner’s percentage ownership is determined by assuming that options held by such person (but not those held by any other person), which are exercisable within 60 days after January 13, 2010 have been exercised.

(4)	Shares beneficially owned by Mr. Derse include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 60,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan and options to purchase 35,000 shares of Common Stock granted under the Corporation’s 1994 Employee Stock Option Plan.

(5)	Shares beneficially owned by Mr. Dinkel include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 29,169 shares of Common Stock granted under the Corporation’s 1994 Employee Stock Option Plan.

(6)	Shares beneficially owned by Mr. Henry include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 45,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 5,000 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 13, 2010.

(7)	Of the 5,400,467 shares beneficially owned by Mr. Kahn, 4,591,767 shares are owned directly by Desert Equity LP (indirectly by Desert Management LLC) and 803,700 shares are held in the name of Caiman Partners L.P., all of which Mr. Kahn has sole voting power over. Shares beneficially owned by Mr. Kahn also include 5,000 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 13, 2010.

(8)	Shares beneficially owned by Mr. Keating include 5,000 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 13, 2010.

(9)	Shares beneficially owned by Mr. Quadros include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 45,000 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 5,000 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 13, 2010.

(10)	Shares beneficially owned by Mr. Tarantine include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 15,000 shares of Common Stock granted under the Corporation’s 1994 Employee Stock Option Plan and options to purchase 90,000 shares of Common Stock granted under the Corporation’s 2000 Broad Based Non-Qualified Stock Plan.

(11)	Shares beneficially owned by Mr. Toy include the following options that are currently exercisable or that will become exercisable within 60 days after January 13, 2010: options to purchase 2,525 shares of Common Stock granted under the Corporation’s 1992 Directors Stock Option Plan and options to purchase 75,675 shares of Common Stock granted under the Corporation’s 2001 Directors Stock Option Plan. It also includes 5,000 shares of restricted stock granted under the Corporation’s 2006 Director Restricted Stock Plan that will vest within 60 days after January 13, 2010.

(12)	Shares beneficially owned by Signia Capital Management LLC were determined based solely on our review of a Schedule 13F-HR filed November 3, 2009 with the SEC. Signia Capital Management LLC is located at 108 N Washington St, Suite 305, Spokane, WA 99201.

(13)	Shares beneficially owned by Wynnefield Partners Small Cap Value LP (and affiliates) were determined based solely on our review of a Schedule 13G filed December 4, 2009 with the SEC. Wynnefield Partners Small Cap Value LP is located at 450 Seventh Avenue, Suite 509, New York, NY 10123.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has established policies and other procedures regarding approval of transactions between the Corporation and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Ethics and Business Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ listing standards, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to the Corporation as those that we could obtain from an unrelated third party.

During the prior fiscal year, the Corporation was not involved in any transactions with related persons, which includes our directors, executive officers or shareholders known to us to beneficially own more than five percent of our outstanding common stock requiring disclosure under applicable securities regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors, officers and persons who own more than ten percent of a registered class of the Corporation’s equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of any equity securities of the Corporation.

To the Corporation’s knowledge, based solely on review of the copies of such reports furnished to the Corporation, all officers, directors and beneficial owners of greater than ten percent of the Corporation’s equity securities, made all required filings under Section 16(a) on a timely basis, except for the following: one Form 4 filed on September 2, 2009 for stock options that were awarded to Gerald R. Dinkel on August 12, 2009 and one Form 3 filed on September 2, 2009 to report Gerald R. Dinkel becoming an officer of the Corporation on August 12, 2009.

OTHER MATTERS

The Board does not know of any other matters, which are likely to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the proxy holders will vote the enclosed proxy in accordance with their judgment on such matters.

A copy of the White Electronic Designs Corporation Annual Report to Shareholders for the fiscal year ended September 30, 2009 accompanies this Proxy Statement. The Annual Report includes the Corporation’s Annual Report on Form 10-K for such fiscal year, without exhibits, substantially as filed with the SEC. Copies of the omitted exhibits are available for a fee equal to the Corporation’s reasonable expenses in furnishing such exhibits.

Shareholders desiring copies of any of the above mentioned documents should address a written request to Mr. Roger A. Derse, Secretary, White Electronic Designs Corporation, 3601 East University Drive, Phoenix, Arizona 85034, and are asked to mark “2009 10-K Request” on the outside of the envelope containing the request. Our telephone number is (602) 437-1520.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of shareholders intended to be included in the proxy materials, including director nominee recommendations, relating to the 2011 annual meeting of shareholders, must be received by the Secretary at White Electronic Designs Corporation’s offices at 3601 East University Drive, Phoenix, Arizona 85034 prior to September 28, 2010, and must otherwise comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. A shareholder proposal submitted other than pursuant to Rule 14a-8 will be timely if submitted to the Corporation prior to December 12, 2010. If a proposal is not submitted timely, the proxy holders named in the Corporation’s proxy statement for the 2011 annual meeting of shareholders will use discretionary authority to vote as the Board recommends with respect to any such proposal subsequently raised at that meeting. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review.

By Order of the Board of Directors,

ROGER A. DERSE
Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer

January 26, 2010

APPENDIX A

WHITE ELECTRONIC DESIGNS CORPORATION

2010 STOCK INCENTIVE PLAN

(APPROVED BY THE BOARD OF DIRECTORS ON JANUARY 25, 2010
AND SUBJECT TO SHAREHOLDER APPROVAL
AT THE 2010 ANNUAL MEETING

A-i

A-ii

WHITE ELECTRONIC DESIGNS CORPORATION
2010 STOCK INCENTIVE PLAN

EFFECTIVE DATE:          , 2010
APPROVED BY SHAREHOLDERS:          , 2010
TERMINATION DATE:          , 2020

ARTICLE 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, AND EXPIRATION DATE

1.1  Establishment.  Subject to the approval of the shareholders of White Electronic Designs Corporation, an Indiana corporation (the “Company”), the Company has established the White Electronic Designs Corporation 2010 Stock Incentive Plan (the “Plan”). The Board intends that the Plan will replace the White Electronic Designs Corporation 1994 Flexible Stock Plan, the White Electronic Designs Corporation 2006 Director Restricted Stock Plan, and the White Electronic Designs Corporation Broad-Based Stock Incentive Plan (the “Prior Plans”); provided, however, that the Prior Plans will govern prior awards until all stock awards granted under the Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The Plan permits the grant of Options, Restricted Stock Rights, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Appreciation Rights and Stock Grant Awards. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.

1.2  Purpose.  The purpose of the Plan is to promote the success and enhance the long-term growth of the Company by linking the personal interests of the employees, officers and non-employee directors of, and consultants to, the Company to those of Company shareholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent.

1.3  Effective Date.  The Plan is effective as of the date it is approved by the Company’s shareholders at its 2010 Annual Meeting (the “Effective Date”). The Prior Plans will remain in effect until this Plan document is approved by the shareholders.

1.4  Expiration Date.  The Plan will expire on, and no Award may be granted under the Plan after, the tenth (10) anniversary of the Effective Date unless the shareholders of the Company vote to approve an extension of the Plan prior to such expiration date. Any Awards that are outstanding on the tenth anniversary of the Effective Date (or such later expiration date as approved by the Company’s shareholders) shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 2

DEFINITIONS

2.1  Definitions.  When a word or phrase appears in this Plan document with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a)  “Affiliate” means: (i) any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)  “Annual Meeting” or “Annual Meeting Date” means the dates established for the annual meetings of the Company’s shareholders pursuant to the Company’s Bylaws.

(c)  “Award” means any Option, Restricted Stock Right, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Appreciation Right or Stock Grant Award granted pursuant to the Plan.

(d)  “Award Agreement” means any written agreement or other document evidencing an Award.

(e)  “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)  “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(g)  “Change in Control” means any one or more of the following events:

(1)  The date a majority of members of the Board of Directors is replaced during any one year period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors before the date of the appointment or election;

(2)  The date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. If any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered to be a “Change of Control.” This paragraph (i) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(3)  The date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

(4)  The date that any person (except any officer or director of the Company or any entity in which an officer or director owns greater than 75% of such entity), or more than one person acting as a group (as determined in accordance with Treasury Regulation 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing 35% or more of the total voting power of the stock of Company.

The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a Change of Control for purposes of this Plan.

(h)  “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(i)  “Committee” means the Compensation Committee or any such committee as may be designated by the Board to administer the Plan, provided that at all times the membership of such committee shall not be less than three (3) members of the Board. Each Committee member must be: (i) a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act; and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

(j)  “Company” means White Electronic Designs Corporation, or any successor as provided in Section 21.4.

(k)  “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided however that a Consultant may become Participant this Plan only if he or she (i) is a natural person, (ii) provides bona fide services to the Company, and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

(l)  “Covered Employee” means an Employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.

(m)  “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence.

(n)  “Effective Date” means the date on which the shareholders of the Company approve the Plan as described in Section 1.3.

(o)  “Employee” means a common-law employee of the Company or an Affiliate.

(p)  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

(q)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)  “Fair Market Value” means the closing price of one share of Stock as reported on the NASDAQ or such other exchange on which the Stock is traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the price on the first immediately preceding business day on which Stock was so traded.

(s)  “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award will become effective.

(t)  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(u)  “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(v)  “Option” means the right to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(w)  “Participant” means an individual who, as an Employee, officer or Non-Employee Director of, or Consultant to, the Company, or any Affiliate, has been granted an Award under the Plan.

(x)  “Performance-Based Award” means an Award granted to select Covered Employees pursuant to Articles 7, 8 and 10 that is subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed by Section 162(m) of the Code.

(y)  “Performance Cash Award” means an Award evidencing the right to receive a payment in cash as determined by the Committee.

(z)  “Performance Criteria” means the criteria or any combination of criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant during a

Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: revenue; revenue growth; earnings (including earnings before interest, taxes, depreciation and amortization); operating income; operating margin; pre- and after-tax income; cash flow (before and after dividends); cash flow per share (before and after dividends); net earnings; earnings per share; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or net assets; economic value added; share price performance; total shareholder return; improvement in or attainment of expense levels; cost containment or reduction; improvement in or attainment of working capital levels; budget achievement; improvement in or attainment of market share levels; production costs; project milestones; capacity utilization; plan and equipment performance; operating efficiency; diversity; debt; dividends; improvement in or attainment of objective corporate governance goals; contract awards; new product invention or innovation; attainment of research and development milestones; attainment of health and safety goals (including environmental health and safety goals); reductions in inventory; and attainment or improvement in objective customer indicators. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(aa)  “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(bb)  “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(cc)  “Performance Share” means a right granted to a Participant to receive a payment in the form of Stock, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(dd)  “Performance Share Unit” means a right granted to a Participant to receive a payment in the form of Stock, cash, or a combination thereof, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(ee)  “Plan” means the White Electronic Designs Corporation 2010 Stock Incentive Plan.

(ff)  “Restricted Period” means the period during which Restricted Stock, Restricted Stock Rights, Performance Shares, or Performance Share Units are subject to restrictions pursuant to the relevant provisions of the Plan.

(gg)  “Restricted Stock” means Stock granted to a Participant pursuant to Article 7 or 12 that is subject to certain restrictions and to the risk of forfeiture.

(hh)  “Restricted Stock Right” means the right granted to a Participant pursuant to Article 7 to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(ii)  “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract).

If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such Director has ceased to be a member of the Board.

(jj)  “Specified Employee” means certain officers and highly compensated Employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any Employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(kk)  “Stock” means the Common Stock of the Company.

(ll)  “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the excess of the Fair Market Value of one share of Stock on the date of exercise of the SAR over the grant price of the SAR as determined pursuant to Article 9 and the applicable Award Agreement.

(mm)  “Stock Grant Award” means the grant of Stock to a Participant.

(nn)  “Termination of Employment” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service”. In the case of any other Award, “Termination of Employment” will be given its natural meaning.

2.2  Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in this Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1  General Eligibility.  Awards may be made only to those Participants who are Employees, officers, Consultants to and Non-Employee Directors of the Company on the Grant Date of the Award.

3.2  Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4

ADMINISTRATION

4.1  Administration by the Committee.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2  Authority of the Committee.  The Committee shall have the authority, in its sole discretion, to determine the Participants who: (i) are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to Awards; (viii) the form of each Award Agreement, which need not be the same for each Participant, (ix) the other terms and provisions of any Award (which need not be identical); and (x) the schedule for lapse of forfeiture restrictions or restrictions on exercisability of an Award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee shall have the authority to modify existing Awards, subject to Article 17 of this Plan. Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards other than as provided in an Award Agreement or to reprice any previously granted Option.

4.3  Award Agreement.  Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.

4.4  Decisions Binding.  The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5

STOCK SUBJECT TO THE PLAN

5.1  Number of Shares.  Subject to adjustment provided in Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be two million (2,000,000), plus the sum of: (i) the number of shares of Stock remaining available for grant pursuant to the Prior Plans as of the Effective Date; and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plans and that either terminate, expire, or lapse for any reason after the Effective Date. Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be one million (1,000,000). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.

5.2  Availability of Stock for Grant.  Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3  Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

5.4  Annual Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant, who is a Covered

Employee, during any of the Company’s fiscal years with respect to one or more Awards shall be four hundred thousand (400,000).

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options.  Subject to the provisions of Article 5 and this Article 6, the Committee, at any time and from time to time, may grant Options to such Participants and in such amounts as it shall determine.

(a)  Exercise Price.  No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b)  Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)  Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d)  Evidence of Grant.  All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.

(e)  No Repricing of Options.  The Committee shall not reprice any Options previously granted under the Plan.

6.2  Incentive Stock Options.  Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a)  Exercise Price.  Subject to Section 6.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b)  Exercise.  In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c)  Lapse of Option.  An Incentive Stock Option shall lapse in the following circumstances:

(i)  The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)  The Incentive Stock Option shall lapse 90 days following the effective date of the Participant’s Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)  If the Participant has a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled expiration date of the Option; or (b) 12 months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)  Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)  Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(f)  Expiration of Incentive Stock Options.  No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth (10) anniversary of the Effective Date, unless the shareholders of the Company vote to approve an extension of the Plan prior to such expiration date.

(g)  Right to Exercise.  Except as provided in Section 6.2(c)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 7

RESTRICTED STOCK RIGHTS AND RESTRICTED STOCK

7.1  Grant of Restricted Stock Rights and Restricted Stock.  Subject to the provisions of Article 5 and this Article 7, the Committee, at any time and from time to time, may grant Restricted Stock Rights or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2  Restricted Stock Rights

(a)  Voting Rights.  During the Restricted Period, Participants holding the Restricted Stock Rights granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Rights prior to the issuance of such shares pursuant to the Plan.

(b)  Form and Timing of Payment.  Payment for any vested Restricted Stock Rights Award issued pursuant to this Article 7 shall be made in one lump sum payment of shares of Stock, cash or a combination thereof, equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock. As a general rule, the shares payable under any Restrict Stock Rights Award shall be made on or before March 15 of the calendar year following the calendar year in which the Restricted Stock Rights vest in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

7.3  Grant of Restricted Stock.

(a)  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant of the Award or thereafter.

(b)  Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Restricted Stock Award or thereafter, upon Termination of Employment or the failure to satisfy one or more performance criteria during the applicable Restriction Period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

(c)  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 8

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS

8.1  Grant of Performance Shares or Performance Share Units.  Subject to the provisions of Article 5 and this Article 8, Performance Shares or Performance Share Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Share Units granted to each Participant.

8.2  Value of Performance Shares or Performance Share Units.  Each Performance Share and each Performance Share Unit shall have a value determined by the Committee at the time of grant. The Committee shall set goals (including Performance Goals) for a particular period (including a Performance Period) in its discretion which, depending on the extent to which the goals are met, will determine the ultimate value of the Performance Share or Performance Share Units to the Participant.

8.3  Form and Timing of Payment.  Payment for vested Performance Shares shall be made in Stock. Payments for vested Performance Share Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Share Units shall be made in a lump sum. As a general rule, payment for Performance Shares or Performance Share Units shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Shares or Performance Share Units arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

8.4  Performance Cash Awards.  Subject to the Provisions of Article 5 and this Article 8, Performance Cash Awards may be granted to Participants at any time and from time to time as determined by the Committee. A Performance Cash Award grants a Participant the right to receive an amount of cash depending on the satisfaction of one or more goals (including Performance Goals) for a particular period (including a Performance Period), as determined by the Committee. The Committee shall have complete discretion to determine the amount of any Performance Cash Award granted to a Participant. Payment for Performance Cash Awards shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Cash Award arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1  Grant of Stock Appreciation Rights.  Subject to the provisions of Article 5 and this Article 9, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options.

9.2  Exercisability of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten (10) years from the Grant Date.

9.3  Exercise of SARs.  Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, of the Fair Market Value of a share of Stock on the date of exercise over the price of the SAR fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by (b) the number of shares with respect to which the SAR is exercised.

9.4  Form and Timing of Payment.  Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.

ARTICLE 10

STOCK GRANT AWARDS

Subject to the provisions of Article 5 and this Article 10, Stock Grant Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant. All Stock Grant Awards will be evidenced by a written Award Agreement.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1  Grant of Performance-Based Awards.  Options granted to Covered Employees pursuant to Article 6 and SARs granted to Covered Employees pursuant to Article 9 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Rights or Restricted Stock Awards granted to Covered Employees pursuant to Article 7 and/or some or all of the Performance Shares, Performance Share Units or Performance Cash Awards granted to Covered Employees pursuant to Article 8 and/or some or all of the Stock Grant Awards granted to Covered Employees pursuant to Article 10 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance-Based Award to the Covered Employee and the provisions of this Article 11 shall control over any contrary provision contained in Articles 7, 8 or 10. If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Article 11 shall not apply.

11.2  Applicability.  This Article 11 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

11.3  Committee Discretion with Respect to Performance-Based Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of the Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, or any division or business unit thereof or the Participant or any group of Participants.

11.4  Establishment of Performance Goals.  The Performance Goals for any Performance-Based Award granted pursuant to this Article 11 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance-Based Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.

11.5  Performance Evaluation; Adjustment of Goals.  At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:

(a)  Judgments entered or settlements reached in litigation;

(b)  The write down of assets;

(c)  The impact of any reorganization or restructuring;

(d)  The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e)  Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;

(f)  The impact of any mergers, acquisitions, spin-offs or other divestitures; and

(g)  Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

11.6  Adjustment of Performance-Based Awards.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

11.7  Payment of Performance-Based Awards.  Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.

11.8  Certification by Committee.  Notwithstanding any provisions to the contrary, the payment of a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.

11.9  Maximum Award Payable.  In accordance with Section 5.4, the maximum Performance-Based Award payable to any one participant for a Performance Period is four hundred thousand (400,000) shares of Stock.

ARTICLE 12

AUTOMATIC RESTRICTED STOCK AWARD FOR NON-EMPLOYEE DIRECTORS

12.1  General.  Subject to the provisions of Article 5 and this Article 12, the Committee shall grant to each individual who, on or after the Effective Date, first becomes a Non-Employee Director, a Restricted Stock Award for 15,000 shares of Stock.

12.2  Annual Restricted Stock Awards.  Except as otherwise determined by the Committee, beginning on the day of the Company’s shareholder meeting in 2010 and on each Annual Meeting Date thereafter, each individual who is a Non-Employee Director on such date, shall receive a Restricted Stock Award for 7,500 shares of Stock.

12.3  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant of the Award or thereafter.

12.4  Lapse of Restrictions.  Except as otherwise determined by the Committee, the restrictions on the Restricted Stock Awards granted under this Article 12 shall lapse over a three year period as follows: (i) on the first anniversary of the Grant Date, 34%; (ii) on the second anniversary of the Grant Date, 33%; and (iii) on the third anniversary of the Grant Date, the final 33%.

12.5  Termination of Service.  If a Non-Employee Director ceases to be a director of the Company for any reason, the number of shares subject to any Restricted Stock Award granted under this Article 12, the restrictions on which have not lapsed, shall expire on the date the Non-Employee Director ceases to be a director of the Company and shall be returned to the Company without any consideration.

12.6  Certificates for Restricted Stock.  Restricted Stock granted pursuant to this Article 12 may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Non-Employee Director, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 13

CHANGE IN CONTROL

Except as otherwise provided in an Award Agreement or a Participant’s employment or other agreement with the Company, the Board has the sole and absolute discretion to fully or partially vest and make exercisable any outstanding Award upon the closing of a transaction that results in a Change in Control. The acceleration of vesting of any Performance-Based Awards shall be done in compliance with Section 162(m) of the Code.

ARTICLE 14

NON-TRANSFERABILITY

14.1  General.  The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.

14.2  Beneficiary Designation.  Notwithstanding Section 14.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award

Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

14.3  Stock Certificates.  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 15

COMPANY DISCRETION

15.1  Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

15.2  Participant.  No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

15.3  No Rights to Awards.  No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

ARTICLE 16

SUBSTITUTION OF AWARDS

Any Award may be granted under this Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an Incentive Stock Option, no variation shall adversely affect the status of any substitute Award as an Incentive Stock Option under the Code. In addition, in the event that the award for which a substitute Award is being granted is a Non-Qualified Stock Option or a Stock Appreciation Right that otherwise satisfies the requirements of the “stock rights exception” to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.

ARTICLE 17

AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder). Except as provided in Section 5.3, neither the Board, the CEO nor the Committee may, without the approval of the shareholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs; or (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code as set forth in Section 20.3.

ARTICLE 18

TAX WITHHOLDING

18.1  Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

18.2  Form of Payment.  To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

18.3  Tax upon Disposition of Shares Subject to Section 422 Restrictions.  In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse, of any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

ARTICLE 19

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

ARTICLE 20

REQUIREMENTS OF LAW

20.1  Requirements of Law.  The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

20.2  Governing Law.  The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Arizona. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.

20.3  Section 409A of the Code.

(a)  General Compliance.  Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Rights Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Grant Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b)  Delay for Specified Employees.  If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)  Prohibition on Acceleration or Deferral.  Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

20.4  Securities Law Compliance.  With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

20.5  Restrictions.  The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

ARTICLE 21

GENERAL PROVISIONS

21.1  Funding.  The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

21.2  No Shareholders Rights.  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

21.3  Titles and Headings.  The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

21.4  Successors and Assigns.  The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

21.5  Survival of Provisions.  The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any agreement and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 14.3, shall remain in full force and effect.

ANNUAL MEETING OF SHAREHOLDERS OF
WHITE ELECTRONIC DESIGNS CORPORATION
March 9, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investor.whiteedc.com/financials.cfm.
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW PROPOSALS. ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
IN FAVOR OF ALL NOMINEES AND PROPOSALS UNLESS OTHERWISE INDICATED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect seven directors of the Corporation.					FOR	AGAINST	ABSTAIN

		NOMINEES		2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 30, 2010.	☐	☐	☐
☐	FOR ALL NOMINEES	m	Gerald R. Dinkel
		m	Jack A. Henry
☐	WITHHOLD AUTHORITY	m	Brian R. Kahn
	FOR ALL NOMINEES	m	Melvin L. Keating

☐	FOR ALL EXCEPT	m	Kenneth J. Krieg	3.	To approve the White Electronic Designs Corporation 2010 Stock Incentive Plan.	☐	☐	☐
	(See instructions below)	m	Paul D. Quadros
		m	Thomas J. Toy
				4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WHITE ELECTRONIC DESIGNS CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 9, 2010
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
The undersigned hereby names, constitutes and appoints GERALD R. DINKEL AND ROGER A. DERSE, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of White Electronic Designs Corporation held of record by the undersigned as of the close of business on January 13, 2010 on behalf of the undersigned at the Annual Meeting of Shareholders to be held at 3601 East University Drive, Phoenix, Arizona 85034, on March 9, 2010 at 11:00 A.M. Mountain Standard Time. This proxy shall also be valid for any adjournments thereof. This proxy authorizes Mr. Dinkel and Mr. Derse, and each of them, to vote on the matters set forth on the reverse side and more fully described in the accompanying Proxy Statement. This proxy hereby revokes any proxy previously given by the undersigned as to these matters.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
WHITE ELECTRONIC DESIGNS CORPORATION
March 9, 2010
PROXY VOTING INSTRUCTIONS
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.whiteedc.com/financials.cfm.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW PROPOSALS. ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
IN FAVOR OF ALL NOMINEES AND PROPOSALS UNLESS OTHERWISE INDICATED. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect seven directors of the Corporation.					FOR	AGAINST	ABSTAIN

		NOMINEES		2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation and its subsidiaries for the fiscal year ending September 30, 2010.	☐	☐	☐
☐	FOR ALL NOMINEES	m	Gerald R. Dinkel
		m	Jack A. Henry
☐	WITHHOLD AUTHORITY	m	Brian R. Kahn
	FOR ALL NOMINEES	m	Melvin L. Keating

☐	FOR ALL EXCEPT	m	Kenneth J. Krieg	3.	To approve the White Electronic Designs Corporation 2010 Stock Incentive Plan.	☐	☐	☐
	(See instructions below)	m	Paul D. Quadros
		m	Thomas J. Toy
				4.	To transact such other business as may properly come before the meeting or any adjournments thereof.
PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING VIA TELEPHONE OR THE INTERNET.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.